 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271670
PROSPECTUS SUPPLEMENT
(To Base Prospectus dated May 5, 2023)
Rio Tinto Finance (USA) plc
U.S.$500,000,000 4.375% Notes due 2027
U.S.$750,000,000 4.500% Notes due 2028
U.S.$1,750,000,000 4.875% Notes due 2030
U.S.$1,250,000,000 5.000% Notes due 2032
U.S.$1,750,000,000 5.250% Notes due 2035
U.S.$1,750,000,000 5.750% Notes due 2055
U.S.$750,000,000 5.875% Notes due 2065
U.S.$500,000,000 Floating Rate Notes due 2028
Fully and unconditionally guaranteed by
Rio Tinto plc
and
Rio Tinto Limited

The securities offered by this prospectus supplement comprise the U.S.$500,000,000 4.375% notes due 2027 (the “2027 Notes”), U.S.$750,000,000 4.500% notes due 2028 (the “2028 Notes”), U.S.$1,750,000,000 4.875% notes due 2030 (the “2030 Notes”), U.S.$1,250,000,000 5.000% notes due 2032 (the “2032 Notes”), U.S.$1,750,000,000 5.250% notes due 2035 (the “2035 Notes”), U.S.$1,750,000,000 5.750% notes due 2055 (the “2055 Notes”), U.S.$750,000,000 5.875% notes due 2065 (the “2065 Notes”) and the U.S.$500,000,000 floating rate notes due 2028 (the “Floating Rate Notes”, and together with the 2027 Notes, the 2028 Notes, the 2030 Notes, the 2032 Notes, the 2035 Notes, the 2055 Notes and the 2065 Notes, the “Notes” and each a “Note”).
Interest will be payable with respect to the 2027 Notes, semi-annually on March 12 and September 12 of each year, beginning on September 12, 2025. The 2027 Notes will mature at 100% of their principal amount on March 12, 2027 subject to the applicable business day convention. Interest will be payable with respect to the 2028 Notes, semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2028 Notes will mature at 100% of their principal amount on March 14, 2028 subject to the applicable business day convention. Interest will be payable with respect to the 2030 Notes, semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2030 Notes will mature at 100% of their principal amount on March 14, 2030 subject to the applicable business day convention. Interest will be payable with respect to the 2032 Notes, semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2032 Notes will mature at 100% of their principal amount on March 14, 2032 subject to the applicable business day convention. Interest will be payable with respect to the 2035 Notes, semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2035 Notes will mature at 100% of their principal amount on March 14, 2035 subject to the applicable business day convention. Interest will be payable with respect to the 2055 Notes, semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2055 Notes will mature at 100% of their principal amount on March 14, 2055 subject to the applicable business day convention. Interest will be payable with respect to the 2065 Notes, semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2065 Notes will mature at 100% of their principal amount on March 14, 2065 subject to the applicable business day convention. Interest will be payable with respect to the Floating Rate Notes, quarterly on March 14, June 14, September 14 and December 14 of each year, beginning on June 14, 2025. The Floating Rate Notes will mature at 100% of their principal amount on March 14, 2028 subject to the applicable business day convention.
The Notes and the guarantees will be senior unsecured obligations and will rank equally with all other present and future unsecured and unsubordinated indebtedness.
The fixed rate notes will be redeemable at our option or at the option of Rio Tinto plc or Rio Tinto Limited, in whole or in part, at any time at the redemption price determined in the manner described in this prospectus supplement. We may also redeem the Notes at the principal amount of the Notes being redeemed plus accrued interest to the date of redemption upon the occurrence of certain tax events described in this prospectus supplement.
Application will be made to list the Notes on the New York Stock Exchange.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and “Item 3D Risk factors” beginning on page 91 of our Annual Report on Form 20-F for the year ended December 31, 2024, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds, Before Expenses(2)
Per 2027 Note	99.864%	0.100%	99.764%
Total for the 2027 Notes	U.S.$499,320,000.00	U.S.$500,000.00	U.S.$498,820,000.00
Per 2028 Note	99.731%	0.125%	99.606%
Total for the 2027 Notes	U.S.$747,982,500.00	U.S.$937,500.00	U.S.$747,045,000.00
Per 2030 Note	99.982%	0.300%	99.682%
Total for the 2030 Notes	U.S.$1,749,685,000.00	U.S.$5,250,000.00	U.S.$1,744,435,000.00
Per 2032 Note	99.383%	0.350%	99.033%
Total for the 2032 Notes	U.S.$1,242,287,500.00	U.S.$4,375,000.00	U.S.$1,237,912,500.00
Per 2035 Note	99.432%	0.450%	98.982%
Total for the 2035 Notes	U.S.$1,740,060,000.00	U.S.$7,875,000.00	U.S.$1,732,185,000.00
Per 2055 Note	98.859%	0.750%	98.109%
Total for the 2055 Notes	U.S.$1,730,032,500.00	U.S.$13,125,000.00	U.S.$1,716,907,500.00
Per 2065 Note	99.147%	0.750%	98.397%
Total for the 2065 Notes	U.S.$743,602,500.00	U.S.$5,625,000.00	U.S.$737,977,500.00
Per Floating Rate Note	100.000%	0.125%	99.875%
Total for the Floating Rate Notes	U.S.$500,000,000.00	U.S.$625,000.00	U.S.$499,375,000.00

Notes:
(1)
Plus accrued interest from March 14, 2025 if settlement occurs after that date.

(2)
See “Underwriting” beginning on page S-38 of this prospectus supplement for information on expenses and the underwriter reimbursement.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”), against payment in New York, New York, on or about March 14, 2025. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”).

Joint Book-running Managers
BNP PARIBAS	BofA Securities	Citigroup	J.P. Morgan
Mizuho		RBC Capital Markets
Joint Bookrunners
ANZ	Bank of China	China Construction Bank	CIBC Capital Markets
Credit Agricole CIB	Deutsche Bank Securities	HSBC	ICBC Standard Bank
Santander	SOCIETE GENERALE	SMBC Nikko	TD Securities
Co-Managers
DBS Bank Ltd.	nabSecurities, LLC	Natixis	Scotiabank	Westpac Banking Corporation
The date of this prospectus supplement is March 13, 2025.

PROSPECTUS SUPPLEMENT
BASE PROSPECTUS
We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying base prospectus dated May 5, 2023 (the “Base Prospectus”), any related free writing prospectus filed with the Securities and Exchange Commission (the “SEC”) and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the Base Prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS DOCUMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes and also adds to and updates information contained in the Base Prospectus and the documents incorporated by reference in the prospectus supplement and the Base Prospectus. The second part, the Base Prospectus, provides more general information about debt securities we may offer from time to time. When we refer to the Prospectus, we are referring to both parts of this document combined. If the description of the Notes in this prospectus supplement differs from the description in the Base Prospectus, the description in this prospectus supplement supersedes the description in the Base Prospectus.
The Base Prospectus contains important information regarding this offering, which is not contained in this prospectus supplement. You are urged to read the Base Prospectus and the prospectus supplement in full.
In this prospectus supplement, the terms “we”, “our” and “us” refer to Rio Tinto Finance (USA) plc, a 100% owned finance subsidiary of Rio Tinto plc. We refer to Rio Tinto plc and Rio Tinto Limited (ABN 96 004 458 404), taken together, as “Rio Tinto,” or, the “Companies”. We refer to Rio Tinto plc, Rio Tinto Limited and their subsidiaries, taken together, as the “Rio Tinto Group” or the “Group”. Rio Tinto Finance (USA) plc is offering debt securities using this prospectus supplement. Both Rio Tinto plc and Rio Tinto Limited act as the guarantors for offerings by Rio Tinto Finance (USA) plc using this prospectus supplement.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
Rio Tinto Finance (USA) plc and Rio Tinto plc are public limited companies incorporated under the laws of England and Wales. Rio Tinto Limited is a corporation incorporated under the laws of the State of Victoria, Australia. Substantially all of our and Rio Tinto’s directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom and Australia. A substantial portion of our and Rio Tinto’s assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us, Rio Tinto or these persons so that you may enforce judgments of U.S. courts against us, Rio Tinto or these persons based on the civil liability provisions of the U.S. federal or state securities laws. Our English and Australian legal advisers have advised us and Rio Tinto that there are doubts as to the enforceability, in England and Wales and in Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based on the U.S. federal or state securities laws.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU of the European Parliament and of the Council on markets in financial instruments, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of the domestic law of the UK by virtue of the EUWA (the “UK Prospectus Regulation”), and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by the PRIIPs Regulation as it forms part of the domestic law of the UK by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In addition, in the UK, this Prospectus Supplement is being distributed only to and is directed only at: (a) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (b) high net worth entities falling within Article 49 of the Order; and (c) other persons to whom it may otherwise lawfully be communicated under the Order (all such persons together referred to as “relevant persons”). Any investment or investment activity to which the document relates is available only in the UK to relevant persons and will be engaged in only with such persons, and it should not be relied on by any person who is not a relevant person.
WHERE YOU CAN FIND MORE INFORMATION
We incorporate by reference the documents below filed or furnished with the SEC by Rio Tinto plc and Rio Tinto Limited pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).
(i)
Annual Report on Form 20-F of Rio Tinto plc and Rio Tinto Limited for the year ended December 31, 2024 filed with the SEC on February 20, 2025; and

(ii)
any reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act and that, in the case of filings on Form 6-K, are identified in such filing as being incorporated into this prospectus supplement or the Base Prospectus.

The information that Rio Tinto files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that are incorporated by reference in this prospectus supplement. The documents incorporated by reference contain references and links to Rio Tinto’s website. Information on Rio Tinto’s website or any other website referenced in such documents is not incorporated into this prospectus supplement and should not be considered part of this prospectus supplement. Rio Tinto has included any website in this prospectus supplement and any document incorporated by reference herein as an inactive textual reference only.

You can obtain copies of any of the documents incorporated by reference through Rio Tinto or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into the Prospectus. You may obtain Rio Tinto documents incorporated by reference into the Prospectus, at no cost, by requesting them in writing or by telephone at the following addresses and telephone numbers:
Rio Tinto Limited Level 43, 120 Collins Street Melbourne, Victoria 3000 Australia Tel: 011-61-3-9283-3333	Rio Tinto plc 6 St James’s Square London SW1Y 4AD United Kingdom Tel: 011-44-20-7781-2000
You may also access the SEC filings and obtain other information about Rio Tinto through the website maintained by Rio Tinto at www.riotinto.com. The information contained in such websites is not incorporated by reference in, or in any way part of, this Prospectus
FORWARD-LOOKING STATEMENTS
This prospectus supplement contains and incorporates by reference certain forward-looking statements with respect to the financial condition, results of operations, plans and objectives of management for future operations (including development plans and objectives relating to Rio Tinto’s products, production forecasts and reserve and resource positions) and business strategy of the Rio Tinto Group. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The words “intend,” “aim,” “project,” “anticipate,” “estimate,” “plan,” “believes,” “expects,” “may,” “should,” “will,” “target,” “set to,” or similar expressions, commonly identify such forward-looking statements.
Examples of forward-looking statements contained in or incorporated by reference in this prospectus supplement include those regarding estimated ore reserves, anticipated production or construction dates, costs, outputs and productive lives of assets, medium term capacity expectations, reductions in scope 1, 2 & 3 emissions, capital expenditure targets, capital and sustaining capital guidance or similar factors. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Rio Tinto, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding Rio Tinto’s present and future business strategies and the environment in which Rio Tinto will operate in the future. Among the important factors that could cause Rio Tinto’s actual results, performance or achievements to differ materially from those in the forward-looking statements include, but are not limited to: an inability to live up to Rio Tinto’s values and any resultant damage to its reputation; the impacts of geopolitics on trade and investment; the impacts of climate change and the transition to a low-carbon future; an inability to successfully execute and/or realise value from acquisitions and divestments; the level of new ore resources, including the results of exploration programs and/or acquisitions; disruption to strategic partnerships that play a material role in delivering growth, production, cash or market positioning; damage to Rio Tinto’s relationships with communities and governments; an inability to attract and retain requisite skilled people; declines in commodity prices and adverse exchange rate movements; an inability to raise sufficient funds for capital investment; inadequate estimates of ore resources and reserves; delays or overruns of large and complex projects; changes in tax regulation; changes in environmental, social and governance reporting standards; safety incidents or major hazard events; cyber breaches; physical impacts from climate change; the impacts of water scarcity; natural disasters; an inability to successfully manage the closure, reclamation and rehabilitation of sites; the impacts of civil unrest; breaches of Rio Tinto’s policies, standards and procedures, laws or regulations; trade tensions between the world’s major economies; increasing societal and investor expectations, in particular with regard to environmental, social and governance considerations; the impacts of technological advancements; and such other risks identified in Rio Tinto’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC.

Forward-looking statements should, therefore, be construed in light of such risk factors and undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Rio Tinto expressly disclaims any obligation or undertaking (except as required by applicable law, the UK Listing Rules, the Disclosure Guidance and Transparency Rules of the Financial Conduct Authority and the Listing Rules of the Australian Securities Exchange) to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Rio Tinto’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

THE OFFERING
The following summary highlights information contained elsewhere in this prospectus supplement and the Base Prospectus. It may not contain all information that you should consider before investing in the Notes. You should read “Description of Guaranteed Notes” beginning on page S-23 of this prospectus supplement and “Description of Guaranteed Debt Securities” beginning on page 11 of the Base Prospectus for more detailed information about the Notes.
2027 Notes
Stated Maturity
March 12, 2027
Principal Amount of Notes Being Issued
U.S.$500,000,000
Issue Price
99.864%
Interest Rate
4.375%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 12 and September 12 of each year, commencing September 12, 2025.
Optional Redemption
The 2027 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 10 basis points less interest accrued at the date of redemption.
See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AQ9
ISIN
US76720AAQ94
2028 Notes
Stated Maturity
March 14, 2028
Principal Amount of Notes Being Issued
U.S.$750,000,000
Issue Price
99.731%
Interest Rate
4.500%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 14 and September 14 of each year, commencing September 14, 2025.

Optional Redemption
The 2028 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to February 14, 2028 (the “2028 Par Call Date”), the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 10 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2028 Par Call Date, 100% of the principal amount of the 2028 Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the 2028 Notes to be redeemed to the date of redemption.
See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AR7
ISIN
US76720AAR77
2030 Notes
Stated Maturity
March 14, 2030
Principal Amount of Notes Being Issued
U.S.$1,750,000,000
Issue Price
99.982%
Interest Rate
4.875%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 14 and September 14 of each year, commencing September 14, 2025.
Optional Redemption
The 2030 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to February 14, 2030 (the “2030 Par Call Date”), the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 15 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2030 Par Call Date, 100% of the principal amount of the 2030 Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the 2030 Notes to be redeemed to the date of redemption.

See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AS5
ISIN
US76720AAS50
2032 Notes
Stated Maturity
March 14, 2032
Principal Amount of Notes Being Issued
U.S.$1,250,000,000
Issue Price
99.383%
Interest Rate
5.000%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 14 and September 14 of each year, commencing September 14, 2025.
Optional Redemption
The 2032 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to January 14, 2032 (the “2032 Par Call Date”), the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 15 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2032 Par Call Date, 100% of the principal amount of the 2032 Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the 2032 Notes to be redeemed to the date of redemption.
See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AT3
ISIN
US76720AAT34
2035 Notes
Stated Maturity
March 14, 2035
Principal Amount of Notes Being Issued
U.S.$1,750,000,000
Issue Price
99.432%

Interest Rate
5.250%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 14 and September 14 of each year, commencing September 14, 2025.
Optional Redemption
The 2035 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to December 14, 2034 (the “2035 Par Call Date”), the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2035 Par Call Date, 100% of the principal amount of the 2035 Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the 2035 Notes to be redeemed to the date of redemption.
See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AU0
ISIN
US76720AAU07
2055 Notes
Stated Maturity
March 14, 2055
Principal Amount of Notes Being Issued
U.S.$1,750,000,000
Issue Price
98.859%
Interest Rate
5.750%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 14 and September 14 of each year, commencing September 14, 2025.
Optional Redemption
The 2055 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to September 14, 2054 (the “2055 Par Call Date”), the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2055 Par Call Date, 100% of the principal amount of the 2055 Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the 2055 Notes to be redeemed to the date of redemption.
See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AV8
ISIN
US76720AAV89
2065 Notes
Stated Maturity
March 14, 2065
Principal Amount of Notes Being Issued
U.S.$750,000,000
Issue Price
99.147%
Interest Rate
5.875%
Date Interest Starts Accruing
March 14, 2025
Interest Payment Dates
Semi-annually in arrear on March 14 and September 14 of each year, commencing September 14, 2025.
Optional Redemption
The 2065 Notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to September 14, 2064 (the “2065 Par Call Date”, and together with the 2028 Par Call Date, 2030 Par Call Date, 2032 Par Call Date, 2035 Par Call Date and 2055 Par Call Date, the “Par Call Dates” and each a “Par Call Date”), the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2065 Par Call Date, 100% of the principal amount of the 2065 Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the 2065 Notes to be redeemed to the date of redemption.
See “Description of Guaranteed Notes — Optional Redemption” beginning on page S-24 of this prospectus supplement for more information.
Business Day Convention
Following, Unadjusted.
Day Count Fraction
30/360.
CUSIP
76720A AW6
ISIN
US76720AAW62

Floating Rate Notes
Stated Maturity
March 14, 2028
Principal Amount of Notes Being Issued
U.S.$500,000,000
Issue Price
100.000%
Interest
Interest will accrue at a floating rate, reset quarterly on each Interest Payment Date (as defined herein), equal to Compounded SOFR, plus 0.840% (as described in “Description of the Guaranteed Notes”).
Interest Payment Dates
Interest will be payable quarterly in arrears on March 14, June 14, September 14 and December 14 of each year, commencing on June 14, 2025, and on the Stated Maturity Date.
Interest Reset Dates
Each Interest Payment Date.
Interest Determination Date
The second U.S. Government Securities Business Day preceding each Interest Payment Date.
Interest Period
The period from and including an Interest Payment Date (or, in the case of the initial Interest Period, the Settlement Date) to, but excluding, the immediately succeeding Interest Payment Date (such succeeding Interest Payment Date, the “Latter Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Interest Payment Date immediately preceding the maturity date or redemption date, as applicable, of the Floating Rate Notes to, but excluding, the maturity date, or redemption date.
Observation Period
The period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Interest Payment Date.
Business Day Convention
Modified following, unadjusted.
Day Count Convention
Actual/360.
Calculation Agent
The Bank of New York Mellon.
CUSIP
76720A AY2
ISIN
US76720AAY29
The following terms apply to the Notes:
Issuer
Rio Tinto Finance (USA) plc
Guarantees
Full and unconditional guarantees of the principal, interest, premium, if any, and any other additional amounts payable in respect of the Notes are given by Rio Tinto plc and Rio Tinto Limited.

Ranking
The Notes and guarantees are not secured by any of our or Rio Tinto’s respective property or assets and will rank equally with all other unsecured and unsubordinated indebtedness. Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, payments on the guarantees are effectively subordinated to the other liabilities of those subsidiaries.
Tax Redemption
In the event of various tax law changes that require us, Rio Tinto plc or Rio Tinto Limited to pay additional amounts and other limited circumstances, as described in the Base Prospectus on page 19 under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the Notes for redemption at 100% of their aggregate principal amount plus accrued interest to the date of redemption.
Form of Notes; Clearance and Settlement
We will issue the Notes in fully registered form. The Notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary. You will hold a beneficial interest in the Notes through DTC in book-entry form. Indirect holders trading their beneficial interest in the Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.
Denomination
The Notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
Trustee and Paying Agent
The Bank of New York Mellon
Listing
Application will be made to list the Notes on the New York Stock Exchange.
Governing Law
The Indenture (as defined below), the Notes and the guarantees will be governed by the laws of the State of New York.
Use of Proceeds
We expect to receive net proceeds (after underwriting discounts and commissions, estimated offering expenses and underwriting reimbursements) from this offering of approximately U.S.$8,914,490,500. We intend to use the net proceeds for general corporate purposes, including to repay debt incurred pursuant to that certain Bridge Loan Facility, dated 15 November 2024, among Rio Tinto plc, Rio Tinto Limited, Rio Tinto Finance plc, and the banks and financial institutions named therein (the “Bridge Loan Facility”) in order to finance the acquisition of Arcadium Lithium plc by Rio Tinto BM Subsidiary Limited, an indirect wholly owned subsidiary of Rio Tinto plc. Approximately U.S.$7 billion in aggregate principal amount of indebtedness, which bears interest at an average annual rate of SOFR plus 52 basis points, which was incurred pursuant to the Bridge Loan Facility, is intended to be repaid with the proceeds of issuance of the Notes. See “Use of Proceeds” and “Underwriting”.

Risk Factors
You should carefully consider all of the information in this prospectus supplement and in the Base Prospectus (including the documents incorporated by reference in this Prospectus) and, in particular, the risks described under “Risk Factors” beginning on page S-14 of this prospectus supplement before deciding to invest in the Notes and “Item 3D Risk Factors” beginning on page 91 of our Annual Report on Form 20-F for the year ended December 31, 2024.

RISK FACTORS
An investment in the Notes involves risks. Risks may materialize individually, simultaneously or in combination. There may be additional risks unknown to the Rio Tinto Group and other risks, currently believed to be immaterial, which could turn out to be material. The risk factors outlined below, in addition to those incorporated by reference info this prospectus supplement, including the section entitled “Item 3D Risk Factors” beginning on page 91 of our Annual Report on Form 20-F for the year ended December 31, 2024, omit the management detail on how each risk is managed and mitigated. These risk factors, and those incorporated herein, are not intended to be exhaustive and there may be other risks and uncertainties that are not mentioned below that could impact the Group’s future performance or ability to meet published targets. The risks and uncertainties should be considered in connection with any forward-looking statements in this prospectus supplement and the cautionary statement on page S-4 of this prospectus supplement. Prior to making a decision about investing, you should carefully consider, among other matters, these principal risks and uncertainties, as well as those incorporated by reference in other filings Rio Tinto may make from time to time with the SEC, including in the section entitled “Item 3D Risk factors” beginning on page 91 of our Annual Report on Form 20-F for the year ended December 31, 2024.
Risks relating to the Notes
Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, your right to receive payments on the guarantees is subordinated to the other liabilities of their subsidiaries
Rio Tinto plc and Rio Tinto Limited are organized as holding companies, and substantially all of their operations are carried on through subsidiaries. Their principal source of income is the dividends and distributions they receive from their subsidiaries. The ability of Rio Tinto plc and Rio Tinto Limited to meet their financial obligations is dependent upon the availability of cash flows from their domestic and foreign subsidiaries through dividends, intercompany advances, management fees and other payments. These subsidiaries and are not required to and may not be able to pay dividends or make distributions to Rio Tinto plc and Rio Tinto Limited. Claims of the creditors of the subsidiaries of Rio Tinto plc and Rio Tinto Limited have priority as to the assets of such subsidiaries over the claims of Rio Tinto plc or Rio Tinto Limited. Consequently, holders of Notes guaranteed by Rio Tinto plc and Rio Tinto Limited are structurally subordinated to the prior claims of the creditors of subsidiaries of Rio Tinto plc and Rio Tinto Limited.
In addition, some of Rio Tinto’s subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. English law prohibits those subsidiaries incorporated in the United Kingdom from paying dividends unless these payments are made out of distributable profits. These profits consist of accumulated, realized profits which have not been previously utilized by distribution or capitalization, less accumulated, realized losses which have not been previously written off in a reduction or reorganization of capital duly made. Australian law prohibits these subsidiaries incorporated in Australia from paying dividends unless the following three conditions are satisfied: (1) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (2) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (3) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Other statutory and general law obligations also affect the ability of directors of Rio Tinto’s subsidiaries to declare dividends and the ability of Rio Tinto’s subsidiaries to make payments to Rio Tinto on account of intercompany loans.

Since the Notes are unsecured, your right to receive payments may be adversely affected
The Notes that we are offering will be unsecured. If we default on the Notes or Rio Tinto defaults on the guarantees, or after bankruptcy, liquidation or reorganization, then, to the extent that we or Rio Tinto have granted security over our or Rio Tinto’s assets, the assets that secure our or Rio Tinto’s debts will be used to satisfy the obligations under that secured debt before we or Rio Tinto could make payment on the Notes or the guarantees. There may only be limited assets available to make payments on the Notes or the guarantees in the event of an acceleration of the Notes. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.
We or Rio Tinto may incur substantially more debt in the future
We or Rio Tinto may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some or all of which may be secured by our or Rio Tinto’s assets. The terms of the Notes will not limit the amount of indebtedness we or Rio Tinto may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the Notes now face.
The Notes lack a developed public market
There can be no assurance regarding the future development of a market for the Notes or the ability of holders of the Notes to sell their Notes or the price at which such holders may be able to sell their Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our or Rio Tinto’s operating results and the market for similar notes. The underwriters may make a market in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any such market-making activities with respect to the Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Notes or that an active public market for the Notes will develop. See “Underwriting”.
Our and Rio Tinto’s credit ratings may not reflect all risks of an investment in the Notes
The credit ratings ascribed to us, Rio Tinto and the Notes are intended to reflect our and Rio Tinto’s ability to meet our payment obligations in respect of the Notes and the guarantees, and may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. In addition, actual or anticipated changes in our or Rio Tinto’s credit ratings may generally be expected to affect the market value of the Notes.
If we default on the Notes, or if Rio Tinto defaults on the guarantees, your right to receive payments on the guarantees may be adversely affected by English or Australian insolvency laws
Rio Tinto plc and Rio Tinto Finance (USA) plc are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to either of them would be likely to proceed under, and be governed by, English insolvency law. The procedural and substantive provisions of English insolvency laws generally are more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for us, Rio Tinto or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them.
Rio Tinto Limited is incorporated under the laws of Australia and, therefore, insolvency proceedings with respect to it would be likely to proceed under, and be governed by, Australian insolvency law. The procedural and substantive provisions of Australian insolvency laws are also generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for us, Rio Tinto or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them.

Risks Relating to the Benchmark
SOFR is a relatively new market index, and the adoption of daily compounded SOFR by us and the market is uncertain.
To avoid the problems associated with the potential manipulation and financial stability risks of IBORs, regulatory authorities in a number of key jurisdictions are requiring financial markets to transition away from IBORs, which include the element of interbank lending, to near risk-free rates (“RFRs”). Investors should be aware that the market continues to develop in relation to RFRs as reference rates in the capital markets. Market participants and relevant working groups are still exploring alternative reference rates, including various ways to produce term versions of risk-free rates (which seek to measure the market’s forward expectation of an average of such rates over a designated term).
In particular, on June 22, 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve identified SOFR as its recommended alternative to the U.S. dollar London interbank offered rate (“LIBOR”) and as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. In August 2019 and May 2020, the ARRC released model interest rate conventions for SOFR-linked securities (including for the calculation of daily compounded SOFR); however, there currently is no uniform market convention with respect to the calculation of daily compounded SOFR or SOFR generally.
For each Interest Period, the interest rate on the Floating Rate Notes is based on a daily compounded SOFR rate calculated using the formula described in “Description of the Guaranteed Notes” below. Since SOFR is a relatively new market rate, the Floating Rate Notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used in securities like the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of debt securities linked to rates that are more widely used. The Floating Rate Notes may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions and the formula and related conventions described in “Description of the Guaranteed Notes” below to calculate Compounded Daily SOFR for the Floating Rate Notes, may evolve over time, and trading prices of the Floating Rate Notes may be lower than those of later-issued SOFR-linked debt securities which contain more settled and different market terms as a result. In particular, we may in the future also issue securities referencing SOFR that differ materially in terms of interest determination when compared with any previous SOFR-referenced securities, including the Floating Rate Notes. Additionally, the nascent development of SOFR as an interest reference rate, as well as continued development of other SOFR-based rates (such as weighted average SOFR and term SOFR), market infrastructure for adopting such rates, and proposed legislative solutions to address the LIBOR transition, could result in reduced liquidity or increased volatility or otherwise affect the market price of any compounded daily SOFR-referenced securities. The manner of adoption or application of SOFR-based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by us.
Investors should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposal of the Floating Rate Notes.

Historical levels of SOFR are not an indication of its future levels.
The NY Federal Reserve began to publish SOFR in April 2018 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.
Calculation of Compounded Daily SOFR includes certain delays which will limit your ability to calculate accrued interest with respect to any period.
Because SOFR in respect of a given day is not published until the U.S. Government Securities Business Day immediately following such day, it is not possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade the Notes in the secondary market.
Interest payments due on the Floating Rate Notes in respect of each Interest Period will be determined only after the end of the related Observation Period. Therefore, holders of the Floating Rate Notes will not know the amount of interest payable with respect to each Interest Period until shortly prior to the related Interest Payment Date. It may be difficult for investors to estimate reliably the amounts of interest that will be payable on each such Interest Payment Date at the beginning of or during the relevant Interest Period, which could adversely impact the liquidity and trading price of the Notes.
Because of the delay between the end of an Observation Period and the related Interest Payment Date increases in the level of SOFR which occur during such period will not be reflected in the interest payable on such Interest Payment Date and any such increase will instead be reflected in the following Interest Period. In the case of the final Interest Period, noteholders will not receive the benefit of any increase in the level of SOFR on any date occurring between the end of the related Observation Period and the Maturity Date (or other date of redemption or repayment).
SOFR is not expected to be comparable to U.S. dollar LIBOR.
RFRs such as SOFR may differ from IBORs in a number of material respects. In particular, in the majority of relevant jurisdictions, the chosen RFR is an overnight rate (for example, SOFR in respect of USD, the Sterling Overnight Index Average (“SONIA”) in respect of GBP and the euro short-term rate (“€STR”) in respect of EUR), with the interest rate for a relevant period calculated on a backward looking (compounded or simple weighted average) basis, rather than on the basis of a forward-looking term. As such, investors should be aware that RFRs may behave materially differently from LIBOR, EURIBOR and other IBORs as interest reference rates for the Floating Rate Notes.
In particular, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR, and the performance of the Floating Rate Notes is not expected to be comparable to LIBOR-linked securities. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR is an unsecured rate. While Compounded Daily SOFR is a backward-looking rate based on an overnight rate, U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for a specified term. As a result, there can be no assurance that SOFR, or SOFR-based securities such as the Floating Rate Notes, will perform in the same way as U.S. dollar LIBOR, or LIBOR-based securities, would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Compounded Daily SOFR will not be the SOFR rate published on or for a particular day during such Interest Period or an average of SOFR rates during such Interest Period. If the SOFR rate for a particular U.S. Government Securities Business Day during an Observation Period is negative, the inclusion of such SOFR value in the calculation of Compounded Daily SOFR will reduce the interest rate and the interest payable for such Interest Period; provided that in no event will the interest payable on the Floating Rate Notes be less than zero.
SOFR may be modified or discontinued by its administrator.
SOFR is a relatively new rate, and the NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the Floating Rate Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication.
There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the Floating Rate Notes and a reduction in their trading prices.
Uncertainty relating to the regulation of benchmarks may adversely affect the value of the Floating Rate Notes.
SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the Floating Rate Notes.
Interest on the Floating Rate Notes will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.
To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of the Guaranteed Notes — Floating Rate Notes.” In particular, if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred, we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined (in consultation with the calculation agent).

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the Notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered and no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine), the floating interest rate on the Floating Rate Notes may accrue at the same rate as the immediately preceding Interest Period (or, in the case of the initial Interest Period, the initial rate of interest which would have been applicable to such Floating Rate Notes for the first Interest Period had such Floating Rate Notes been outstanding for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Issue Date), effectively converting the Floating Rate Notes into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the Floating Rate Notes.
The rate of interest on the Floating Rate Notes may be determined by reference to a Benchmark Replacement even if SOFR continues to be published.
If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on the Floating Rate Notes will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on the Floating Rate Notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on the Notes may be adversely affected.
Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.
The Benchmark Transition Provisions specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on your Floating Rate Notes.
The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.
Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of noteholders in doing so.

We or our designee (after consulting with us) may make determinations with respect to the Floating Rate Notes that could affect the value of and return on the Floating Rate Notes.
We (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) may make certain determinations with respect to the Floating Rate Notes as further described in this prospectus supplement that may adversely affect the value of and return on the Floating Rate Notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of the Guaranteed Notes — Floating Rate Notes.” These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).
Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of Interest Periods and the timing and frequency of determining rates and making payments of interest; in each case that we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determines is appropriate (acting in good faith)).
Any determination, decision or election that may be made by us pursuant to the Benchmark Transition Provisions will, if made by us, be made in consultation with the calculation agent, to the extent practicable, and, if made by our designee, be made after consulting with us and, in each case, will become effective without consent from the holders of the Floating Rate Notes or any other party. Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the calculation agent and holders of the Floating Rate Notes. All determinations by us (in consultation with the calculation agent, to the extent practicable) or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. In making these potentially subjective determinations, we, our designee or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the Floating Rate Notes. Because the Benchmark Replacement is uncertain, we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a noteholder in taking any action that might affect the value of the Floating Rate Notes.
The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the Floating Rate Notes, which could adversely affect the return on, value of and market for such Floating Rate Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

USE OF PROCEEDS
We estimate that the net proceeds (after underwriting discounts and commissions, estimated offering expenses and underwriting reimbursements) from the sale of the Notes will be approximately U.S.$8,914,490,500. We intend to use the net proceeds for general corporate purposes, including to repay debt incurred pursuant to the Bridge Loan Facility in order to finance the acquisition of Arcadium Lithium plc by Rio Tinto BM Subsidiary Limited, an indirect wholly owned subsidiary of Rio Tinto plc. Approximately U.S.$7 billion in aggregate principal amount of indebtedness, which bears interest at an average annual rate of SOFR plus 52 basis points, which was incurred pursuant to the Bridge Loan Facility, is intended to be repaid with the proceeds of issuance of the Notes. See “The Offering — The following terms apply to the Notes — Use of Proceeds” and “Underwriting”.

CAPITALIZATION AND INDEBTEDNESS OF RIO TINTO
The following table sets out the capitalization and indebtedness of Rio Tinto in accordance with IFRS (i) on an actual basis as of December 31, 2024 and (ii) as adjusted to give effect to the issuance of the Notes offered hereby (U.S.$9,000,000,000).
	At December 31, 2024
	Actual	As Adjusted
	(U.S.$ millions)
Share capital of Rio Tinto plc	207	207
Share capital of Rio Tinto Limited	3,060	3,060
Share capital	3,267	3,267
Share premium account	4,326	4,326
Other reserves	5,114	5,114
Retained earnings(1)	42,539	42,539
Equity attributable to owners of Rio Tinto	55,246	55,246
Borrowings(2)(3)(4):
Current borrowings, excluding lease liabilities and overdrafts	169	169
Non-current borrowings, excluding lease liabilities and overdrafts	12,262	21,176
Total capitalization and indebtedness	67,677	76,591

Notes:
(1)
Except for profit, there has been no material change to Rio Tinto’s retained earnings since December 31, 2024.

(2)
We expect to receive net proceeds of approximately U.S.$8,914,490,500 (after underwriting discounts and commissions, estimated offering expenses and underwriting reimbursements). This gives effect to our incurrence of total offering expenses of approximately U.S.$45,354,500.

(3)
For an indication of which debt was secured and unsecured as of December 31, 2024, see Note 20 —  Borrowings disclosures in the audited financial statements in the Annual Report on Form 20-F for the financial year ended December 31, 2024, which is incorporated by reference in this prospectus supplement.

(4)
Of the debt listed under Note 20 — Borrowings disclosure in the audited financial statements in the Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference, the bonds issued by Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Limited are guaranteed by each of Rio Tinto plc and Rio Tinto Limited and the notes issued under Rio Tinto’s European Debt Issuance Programme by Rio Tinto Finance plc are guaranteed by Rio Tinto plc and Rio Tinto Limited.

DESCRIPTION OF GUARANTEED NOTES
This section is a summary of certain financial and legal terms of the Notes and supplements the more general description under “Description of Guaranteed Debt Securities” in the Base Prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Guaranteed Debt Securities” in the Base Prospectus, the following description replaces that in the Base Prospectus. The Notes are governed by the indenture dated July 2, 2001, amended and restated on March 16, 2012 (the “Base Indenture”) and amended by the supplemental indenture dated May 8, 2017 (the “First Supplemental Indenture”) and the supplemental indenture dated May 6, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon.
General
We will offer U.S.$500,000,000 initial aggregate principal amount of 2027 Notes, U.S.$750,000,000 initial aggregate principal amount of 2028 Notes, U.S.$1,750,000,000 initial aggregate principal amount of 2030 Notes, U.S.$1,250,000,000 initial aggregate principal amount of 2032 Notes, U.S.$1,750,000,000 initial aggregate principal amount of 2035 Notes, U.S.$1,750,000,000 initial aggregate principal amount of 2055 Notes, U.S.$750,000,000 initial aggregate principal amount of 2065 Notes and U.S.$500,000,000 initial aggregate principal amount of Floating Rate Notes. Book-entry interests in the Notes will be issued, as described in “Clearance and Settlement” in the Base Prospectus, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000.
A “business day” means any day other than a day on which banks are permitted or required to be closed in New York City. The Indenture, the Notes and the guarantees will be governed by New York law.
The Notes will be unsecured, unsubordinated indebtedness of Rio Tinto Finance (USA) plc and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Rio Tinto plc and Rio Tinto Limited each will unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of and any premium and interest on the Notes, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the Notes will be unsecured, unsubordinated obligations of Rio Tinto plc and Rio Tinto Limited. The guarantees will rank equally with all other unsecured and unsubordinated indebtedness of Rio Tinto plc and Rio Tinto Limited from time to time outstanding. Because Rio Tinto plc and Rio Tinto Limited are holding companies, the Notes will effectively be subordinated to any indebtedness of each of their subsidiaries.
The trustee will be The Bank of New York Mellon. See “Description of Guaranteed Debt Securities — Default and Related Matters” on page 25 of the Base Prospectus for a description of the trustee’s procedures and remedies available in the event of default.
The principal corporate trust office of the trustee in the City of New York is currently designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Payment of principal of and interest on the Notes, so long as the Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Fixed Rate Notes
The 2027 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 12 and September 12 of each year, beginning on September 12, 2025. The 2028 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2030 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2032 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2035 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2055 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. The 2065 Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on March 14 and September 14 of each year, beginning on September 14, 2025. Interest on the fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date, redemption date, or maturity date would otherwise be a day that is not a business day, the relevant payment of interest or principal, as applicable, will be postponed to the next day that is a business day, and no additional interest will accrue as a result of such delayed payment.
Floating Rate Notes
The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Interest Payment Date, equal to Compounded SOFR, plus 0.840%. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on March 14, June 14, September 14 and December 14 of each year, commencing on June 14, 2025, and at maturity (each an “Interest Payment Date”), to holders of record on the date that is 15 calendar days prior to each Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If any Interest Payment Date other than the maturity date or redemption date is not a Business Day, then the next succeeding Business Day will be the applicable Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Interest Payment Date will be the immediately preceding Business Day and interest on the Floating Rate Notes will be paid on such immediately preceding Business Day). If the maturity date or the redemption date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date
The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Interest Payment Date. Thereafter, each “Interest Period” means the period from and including an Interest Payment Date to, but excluding, the immediately succeeding Interest Payment Date (such succeeding Interest Payment Date, the “Latter Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Interest Payment Date immediately preceding the maturity date or redemption date of the Floating Rate Notes to, but excluding, the maturity date or redemption date, as the case may be. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.
The interest rate for the initial Interest Period will be Compounded SOFR determined on June 12, 2025, plus 0.840%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Interest Payment Date, maturity date or redemption date (the “Interest Determination Date”), plus a margin of 0.840%.
The Bank of New York Mellon, or its successor appointed by us, will act as calculation agent.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.
As used herein the following terms have the meanings assigned to them:
“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):
where:
“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Interest Payment Date relating to such Interest Period; and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)
if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

a.
if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

b.
if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).
“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the relevant Maturity Date, or any relevant redemption date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Interest Payment Date.
“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event
If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)
will be conclusive and binding absent manifest error;

(2)
will be made in our or our designee’s sole discretion; and

(3)
notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related
Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
For the avoidance of doubt the Calculation Agent (i) shall have no responsibility or liability for the monitoring or determining of the unavailability or the cessation of Compounded SOFR, or for the determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred (ii) shall have no responsibility or liability for determining or calculating a Benchmark Replacement or Benchmark Replacement Adjustment, or for whether the conditions for the selection of such Benchmark Replacement have been satisfied and shall be entitled to rely upon any designation of a Benchmark Replacement (and the methodology or conventions for calculating such Benchmark Replacement) agreed to and specified by us or our designee, (iii) shall have no responsibility or liability for calculating or applying such Benchmark Replacement and (iv) shall have no obligation to determine or select any methodology or convention for calculating a Benchmark Replacement (which, for example, may include operational, administrative or technical parameters for compounding such replacement Benchmark) and shall be entitled to rely upon any selection or designation of such a rate (and any modifier) as specified by the us or our designee.
Optional Redemption
We or Rio Tinto may redeem the fixed rate notes in whole or in part, at our option or at the option of Rio Tinto plc and Rio Tinto Limited at any time and from time to time.
In the case of the 2027 Notes, upon redemption, we will pay a redemption price equal to (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 10 basis points less interest accrued at the date of redemption, together with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.
In the case of the 2028 Notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to the 2028 Par Call Date, the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 10 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2028 Par Call Date, 100% of the principal amount of the Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.
In the case of the 2030 Notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to the 2030 Par Call Date, the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 15 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2030 Par Call Date, 100% of the principal amount of the Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.
In the case of the 2032 Notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to the 2032 Par Call Date, the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 15 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2032 Par Call Date, 100% of the principal amount of the Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.
In the case of the 2035 Notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to the 2035 Par Call Date, the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2035 Par Call Date, 100% of the principal amount of the Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.
In the case of the 2055 Notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to the 2055 Par Call Date, the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2055 Par Call Date, 100% of the principal amount of the Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.
In the case of the 2065 Notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to the 2065 Par Call Date, the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points less interest accrued at the date of redemption or (ii) if such redemption occurs on or after the 2065 Par Call Date, 100% of the principal amount of the Notes to be redeemed, together, in either case, with accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined in accordance with the following:
The Treasury Rate shall be determined by us, Rio Tinto or any other designated agent of us or Rio Tinto after 4:15 p.m., (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we, Rio Tinto or any other designated agent shall select, as applicable:
(1)
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes) (the “Remaining Life”); or

(2)
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of the foregoing, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we, Rio Tinto or any other designated agent shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m. (New York City time), on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the relevant Par Call Date, as applicable (and in the case of the 2027 Notes, the maturity date of the 2027 Notes). If there is no United States Treasury security maturing on the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes) but there are two or more United States Treasury securities with a maturity date equally distant from the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes), one with a maturity date preceding the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes) and one with a maturity date following the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes), we, Rio Tinto or any other designated agent shall select the United States Treasury security with a maturity date preceding the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes). If there are two or more United States Treasury securities maturing on the relevant Par Call Date (and in the case of the 2027 Notes, the maturity date of the 2027 Notes) or two or more United States Treasury securities meeting the criteria of the preceding sentence, we, Rio Tinto or any other designated agent shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m. (New York City time). In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m. (New York City time), of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any of the Notes are to be redeemed in part only, the notice of redemption that relates to the Notes will state the portion of the principal amount of the Notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Notes will be issued in the name of the holder of the Notes upon surrender for cancellation of the original Notes. For so long as the notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we or Rio Tinto defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Payment of Additional Amounts
All payments of principal, premium (if any) and interest in respect of the Notes or the guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed, levied or collected by any jurisdiction in which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, are organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), unless the withholding or deduction is required by law. If withholding or deduction is required by law, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each holder of the Notes additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the Notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the Notes in the absence of such deduction or withholding. The requirement to pay additional amounts and the exceptions thereto are discussed in greater detail on page 19 of the Base Prospectus under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”.
Tax Redemption
In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us, Rio Tinto plc or Rio Tinto Limited to pay additional amounts as described in the Base Prospectus on page 19 under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the Notes for redemption. This means we may repay the Notes early. Our ability to redeem the Notes is discussed in greater detail on page 19 of the Base Prospectus under “Description of Guaranteed Debt Securities — Special Situations — Optional Tax Redemption.” If we call the Notes as a result of such tax law changes, we must pay 100% of their principal amount (including any additional amounts). We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date (including any additional amounts). Notes will stop bearing interest on the redemption date, even if the holders do not collect their money.
Notice of Redemption
In either of the situations discussed above, we will give notice to DTC of any redemption we propose to make at least 10 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Defeasance and Discharge
We may release ourselves from any payment or other obligations on the Notes as described under “Description of Guaranteed Debt Securities — Defeasance and Covenant Defeasance — Defeasance and Discharge” on page 24 of the Base Prospectus.

TAXATION
This section describes the material Australian, UK and US federal income tax consequences of acquiring, owning and disposing of debt securities that we may issue.
Australian Taxation
The following is a summary of the principal Australian tax consequences generally applicable to a holder who is a resident of the United States and not a resident of Australia for tax purposes (a “United States holder”) and who holds debt securities issued by Rio Tinto Finance (USA) Limited (the “RTL Debt Securities”), by Rio Tinto Finance (USA) Inc. (the “RTI Debt Securities”) or by Rio Tinto Finance (USA) plc (the “RTP Debt Securities”). This summary reflects the current provisions of the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth) (together, the “Australian Tax Act”).
The following summary is not exhaustive of all possible Australian income tax considerations that could apply to particular holders. These considerations may vary according to your individual circumstances.
The summary below is based upon our understanding of the current law (except as expressly stated). This summary does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action.
Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.
Payments of Principal, Premium and Interest on RTL Debt Securities
Under existing Australian income tax law, United States holders of RTL Debt Securities, other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia (an “Australian Establishment”), are not subject to Australian income tax on payments of principal or interest made to that holder, other than interest withholding tax (currently 10%) on interest (or amounts in the nature of interest) paid on such debt securities (unless the Section 128F exemption described below applies). Subject to the following, where a United States holder makes a gain on disposal of an RTL Debt Security (including any gain on redemption of such security by the issuer), the holder’s gain will not be subject to Australian income tax provided the gain is not sourced in Australia, as described in “— Gains on Disposal” below, and the gain is not attributable to an Australian Establishment. However, Australian tax may be payable to the extent that those conditions do not exist. Also, to the extent that any such gain is treated as interest, as described in “— Gains on Disposal” below, or in the nature of interest, Australian withholding tax may apply.
Pursuant to Section 128F of the Australian Tax Act, an exemption from Australian interest withholding tax (“IWT”) applies provided the following conditions are met:
•
Rio Tinto Finance (USA) Limited is a resident of Australia when it issues the debt securities and when “interest”, as defined in Section 128A(1AB), is paid. Interest is defined to include amounts in the nature of, or in substitution for, interest.

•
The debt securities are issued in a manner that satisfies the “public offer test” of Section 128F under the Australian Tax Act (described below).

•
Rio Tinto Finance (USA) Limited does not know, or have reasonable grounds to suspect, at the time of issue that the debt securities or an interest in them were being, or would later be, acquired, directly or indirectly, by one of its “associates” (as defined in Section 128F(9) of the Australian Tax Act), except as permitted by Section 128F(5) of the Australian Tax Act.

•
At the time of the payment of interest on the debt securities, Rio Tinto Finance (USA) Limited did not know or have reasonable grounds to suspect that the payee is its “associate”, except as permitted by Section 128F(6) of the Australian Tax Act.

An “associate” of Rio Tinto Finance (USA) Limited for the purposes of Section 128F of the Australian Tax Act generally includes (i) a person or entity which holds 50% of the voting shares of, or otherwise controls, Rio Tinto Finance (USA) Limited, (ii) an entity which is a subsidiary of, or otherwise controlled by, Rio Tinto Finance (USA) Limited, (iii) a trustee of a trust where Rio Tinto Finance (USA) Limited is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an “associate” of another person or company which is an “associate” of Rio Tinto Finance (USA) Limited under any of the foregoing.
However, for the purposes of Sections 128F(5) and (6) of the Australian Tax Act (see above), “associate” does not include:
(A)
onshore associates (i.e., Australian resident associates who do not hold the debt securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who hold the debt securities in carrying on business at or through an Australian Establishment); or

(B)
offshore associates (i.e., Australian resident associates that hold the debt securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who do not hold the debt securities in carrying on business through an Australian Establishment) who are acting in the capacity of:

(i)
in the case of Section 128F(5) only, a dealer, manager or underwriter in relation to the placement of the relevant debt securities; or

(ii)
a clearing house, custodian, funds manager, responsible entity of a registered scheme or, in the case of Section 128F(6) only, paying agent.

There are five principal methods of satisfying the public offer test. In summary, the five principal methods are:
•
offers of the relevant debt securities to 10 or more professional financiers, investors or dealers who are not associates of each other;

•
offers of the relevant debt securities to 100 or more potential investors;

•
offers of the relevant debt securities which are listed on a stock exchange;

•
offers of the relevant debt securities via a publicly available financial markets dealing platform; and

•
offers of the relevant debt securities to dealers, managers or underwriters who offer to sell the debt securities within 30 days by one of the preceding methods.

Rio Tinto Finance (USA) Limited intends to offer and sell debt securities in a manner that will satisfy the requirements of Section 128F of the Australian Tax Act.
As set out in more detail in the section entitled “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, if Rio Tinto Finance (USA) Limited should at any time be compelled by law to deduct or withhold an amount in respect of any Australian withholding taxes, it is required, subject to the exceptions described, to pay such additional amounts as may be necessary in order to ensure that the net amounts you receive in respect of the debt securities after such deductions or withholding will equal the respective amounts that would have been receivable had no such deduction or withholding been required.
Payments of Principal and Interest on RTP Debt Securities
Under existing Australian income tax law, United States holders of RTP Debt Securities will not be subject to Australian income tax on payments of principal or interest on RTP Debt Securities provided such payments are not sourced in Australia, as is expected to be the case, and the payments are not attributable to an Australian Establishment of the holder. Further, payments of interest on such securities will not be subject to Australian IWT provided (as is expected) that Rio Tinto Finance (USA) plc does not carry on business in Australia through an Australian Establishment.

Payments of Principal and Interest on RTI Debt Securities
Similar to the above, under existing Australian income tax law, United States holders of RTI Debt Securities will not be subject to Australian income tax on payments of principal or interest on RTI Debt Securities provided such payments are not sourced in Australia, as is expected to be the case, and the payments are not attributable to an Australian Establishment of the holder. Further, payments of interest on such securities will not be subject to Australian IWT provided (as is expected) that Rio Tinto Finance (USA) Inc. does not carry on business in Australia through an Australian Establishment.
Payments under the Guarantee
IWT at the rate of 10% may be payable on payments of interest, or interest paid on an overdue amount, by Rio Tinto Limited pursuant to its guarantee of RTL Debt Securities, RTP Debt Securities or RTI Debt Securities to United States holders (other than holders deriving those payments in carrying on a business at or through an Australian Establishment).
Whether payments under the guarantee would be interest for withholding tax purposes is not clear. The Australian Taxation Office’s ruling, as reflected in Taxation Determination TD 1999/26, is that such payments under a guarantee would be interest for withholding tax purposes. However, that Determination also states that guarantee payments would be treated as exempt from withholding tax under Section 128F if the requirements of that section are satisfied. Therefore, if the requirements of Section 128F as described above are satisfied in relation to the debt securities, interest withholding tax should not be payable in relation to the guarantee payments. As section 128F is not intended to be satisfied in respect of the RTP Debt Securities or RTI Debt Securities, subject to the comments below, interest withholding tax may be payable in relation to payments under the guarantee for those RTP Debt Securities or RTI Debt Securities.
IWT will not be payable on payments by Rio Tinto plc pursuant to its guarantee of RTP Debt Securities, RTL Debt Securities or RTI Debt Securities to United States holders provided Rio Tinto plc does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case).
Gains on Disposal
Under existing Australian law, United States holders of RTL Debt Securities, RTP Debt Securities or RTI Debt Securities will not be subject to Australian income tax on gains arising from a disposal of debt securities (including a disposal by way of redemption) provided that the gains do not have an Australian source.
The source of any gain on disposal of debt securities will depend on the factual circumstances of the disposal. Where the disposal occurs by way of a sale to a third party, then provided the debt securities are acquired and sold pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have Australian Establishments, a gain will not be regarded as having an Australian source. Where disposal occurs by way of redemption by the issuer then, in the absence of special circumstances, a gain on redemption will not be regarded as having an Australian source.
There are specific rules (Section 128AA of the Australian Tax Act) that can apply to treat a portion of the sale price of debt securities as interest for withholding tax purposes. These rules apply when certain debt securities originally issued at a discount or with maturity premium, generally speaking, or which do not pay interest at least annually are sold to:
•
an Australian resident that does not derive the sale price in carrying on business through a permanent establishment outside Australia; or

•
a non-resident of Australia who derives the sale price in carrying on business at or through an Australian Establishment.

However, section 128AA should not apply to the RTP Debt Securities provided Rio Tinto Finance (USA) plc does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case). Likewise, section 128AA should not apply to the RTI Debt Securities provided Rio Tinto Finance (USA) Inc. does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case). Further, in relation to the RTL Debt Securities, if the issue of those securities satisfies the public offer test, such portions of deemed interest will be covered by the exemption from Australian interest withholding tax contained in Section 128F of the Australian Tax Act.
Other Taxes
No ad valorem stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the debt securities. Furthermore, a transfer of or agreement to transfer debt securities will not be subject to Australian stamp duty.
The Commissioner of Taxation of the Commonwealth of Australia may give a direction under Section 255 of the Australian Tax Act or Section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (“TAA”) requiring the issuer of debt securities to deduct from any payment to any other party (including any holder of debt securities) any amount in respect of income tax payable by that other party in respect of the other party’s other Australian sourced income or sales.
Section 12-140 of Schedule 1 to the TAA will impose a type of withholding tax at the rate of 47% on the payment of interest on certain securities unless the relevant investor has quoted a tax file number, in certain circumstances an Australian Business Number (“ABN”) or proof of some other exception. In relation to the RTL Debt Securities, assuming that the debt securities will at all material times be in registered form and the requirements of Section 128F of the Australian Tax Act are satisfied with respect to the debt securities, these rules should not apply to payments to a holder of debt securities who is not a resident of Australia for tax purposes and does not derive the payments in carrying on business at or through an Australian Establishment. Withholdings may be made from payments to holders of debt securities (including the RTL Debt Securities, the RTI Debt Securities and RTP Debt Securities) who are residents of Australia or non-residents who carry on business at or through an Australian Establishment but who do not quote a tax file number, ABN or provide proof of an appropriate exemption.
Section 12-190 of Schedule 1 to the TAA imposes another type of withholding obligation such that if Rio Tinto Finance (USA) Limited makes a payment to a holder of an RTL Debt Security for a supply the holder of the debt security has made to Rio Tinto Finance (USA) Limited in the course or furtherance of an enterprise carried on in Australia by that holder, Rio Tinto Finance (USA) Limited must withhold amounts from that payment at the prescribed rate (currently 47%) unless that holder has quoted their ABN or another exception applies. There is some uncertainty as to the precise operation of these rules. However, these rules will not apply to payments of principal and interest to holders of RTL Debt Securities where a tax file number, ABN or proof that a relevant exemption is applicable has been provided (in accordance with the above paragraph), or a deduction has been made by us for a failure to provide such information. Although the position is not free from doubt, on the basis that all holders of RTL Debt Securities will fall within Section 12-140 of Schedule 1 (discussed above), the withholding requirements in Section 12-190 of the TAA should have no residual operation. Section 12-190 of Schedule 1 will not apply to RTP Debt Securities provided Rio Tinto Finance (USA) plc does not carry on business in Australia or through an Australian Establishment (which is not presently expected to be the case). Likewise, Section 12-190 of Schedule 1 will not apply to RTI Debt Securities provided Rio Tinto Finance (USA) Inc. does not carry on business in Australia or through an Australian Establishment (which is not presently expected to be the case).
No debt securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision therein having the power to tax, if held at the time of death.
Neither the issue of the debt securities nor the payment of principal, premium (if any) and interest by us in respect of the debt securities would give rise to a liability to a goods and services tax in Australia.

United Kingdom Taxation
For a summary of certain U.K. tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Notes, please review the section entitled “Taxation — United Kingdom Taxation” in the base prospectus, except that the section entitled “United Kingdom Taxation — Inheritance tax” is deleted in its entirety and replaced with the information below:
Inheritance Tax
The comments below assume that the Finance Bill, as ordered to be published on 7 November 2024 (the “Finance Bill”), will be enacted without amendment.
A holder of the Notes who, before 6 April 2025, is an individual domiciled outside the United Kingdom or, on or after 6 April 2025, is not a long-term UK resident (as defined in sections 6A and 6B of the Inheritance Tax Act 1984 (to be introduced by Part 2 Chapter 4 of the Finance Bill) will generally not be liable for United Kingdom inheritance tax in respect of his holding of debt securities. We note, however, that where debt securities are held in a clearing system HMRC has in some contexts considered that their situs is not necessarily determined solely by reference to the location of the register of such debt securities and investors should consult their own tax advisers on the consequences of owning the debt securities in their own particular circumstances.
There may be a liability for United Kingdom inheritance tax for such an individual if a register of debt securities is maintained in the United Kingdom, if any relevant deed or specialty is located in the United Kingdom or if the Debt Securities are otherwise situated in the United Kingdom for inheritance tax purposes, or, before 6 April 2025, if the individual is deemed to be domiciled in the United Kingdom under certain rules related to long residence or previous domicile or, on or after 6 April 2025, if the individual is a long-term UK resident. In those cases, exemption from any United Kingdom inheritance tax liability may be available for holders of the Notes who are domiciled in the United States under the U.S.-United Kingdom double tax convention relating to estate and gift taxes.
U.S. Federal Income Taxation
For a summary of material U.S. federal income tax considerations as of the date hereof with respect to the acquisition, ownership and disposition of the Notes, please review the section entitled “Taxation — U.S. Federal Income Taxation” in the base prospectus as modified below. The last two sentences in the section of the base prospectus entitled “Taxation — U.S. Federal Income Taxation — U.S. Holders of the RTL Debt Securities, the RTP Debt Securities or the RTI Debt Securities — Payments of Interest” is replaced with the information below:
The rules governing foreign tax credits are very complex and recently issued final U.S. Treasury Regulations have imposed additional requirements that must be met for a foreign tax to be creditable, and we do not intend to determine whether such requirements are met. However, recent notices from the IRS indicate that the U.S. Treasury and the IRS are considering proposing amendments to the Final FTC Regulations and allow taxpayers, subject to certain conditions, to defer the application of many aspects of the Final FTC Regulations until the date when a notice or other guidance withdrawing of modifying this temporary relief is issued (or any later date specified in such notices or guidance). Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to debt securities, and the creditability or deductibility of any non-U.S. taxes withheld and any applicable limitations in their particular circumstances.
The second paragraph in the section of the base prospectus entitled “Taxation — U.S. Federal Income Taxation — U.S. Holders of the RTL Debt Securities, the RTP Debt Securities or the RTI Debt Securities — Purchase, Sale and Retirement of Debt Securities” are replaced with the information below:

The rules governing foreign tax credits are complex and are constantly evolving and there are significant limitations on the ability of U.S. Holders to credit any non-U.S. taxes imposed on disposition gains against their U.S. federal income tax liability and such limitations may prevent a U.S. Holder from obtaining or utilizing a credit for any such non-U.S. taxes. Non-U.S. taxes on disposition gains that are not creditable may possibly reduce the amount realized on the disposition of a debt security or alternatively may be deductible. The application of these rules is very complex and prospective purchasers should consult their tax advisors as to the U.S. federal income tax implications if any non-U.S. taxes are imposed on disposition of debt securities, including their ability to credit or deduct such taxes, the determination of the amount realized, the application of any relevant tax treaty, and any applicable limitations, in their particular circumstances.

UNDERWRITING
BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC are acting as joint book running managers of the offering and are acting as representatives of the underwriters named below. Australia and New Zealand Banking Group Limited (ABN 11 005 357 522), Bank of China Limited, London Branch, China Construction Bank (Asia) Corporation Limited, CIBC World Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., ICBC Standard Bank Plc, Santander US Capital Markets LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC are acting as joint bookrunners of the offering. DBS Bank Ltd., nabSecurities, LLC, Natixis Securities Americas LLC, Scotia Capital (USA) Inc. and Westpac Banking Corporation are acting as co-managers of the offering.
Subject to the terms and conditions stated in the underwriting agreement dated the date of the prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.
Underwriter	Principal amount of 2027 Notes
BNP Paribas Securities Corp.	U.S.$ 29,167,000
BofA Securities, Inc.	U.S.$ 29,167,000
Citigroup Global Markets Inc.	U.S.$ 29,167,000
J.P. Morgan Securities LLC	U.S.$ 29,167,000
Mizuho Securities USA LLC	U.S.$ 29,167,000
RBC Capital Markets, LLC	U.S.$ 29,167,000
Australia and New Zealand Banking Group Limited	U.S.$ 26,042,000
Bank of China Limited, London Branch	U.S.$ 26,042,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 26,042,000
CIBC World Markets Corp.	U.S.$ 26,042,000
Credit Agricole Securities (USA) Inc.	U.S.$ 26,042,000
Deutsche Bank Securities Inc.	U.S.$ 26,042,000
HSBC Securities (USA) Inc.	U.S.$ 26,041,000
ICBC Standard Bank Plc	U.S.$ 26,041,000
Santander US Capital Markets LLC	U.S.$ 26,041,000
SG Americas Securities, LLC	U.S.$ 26,041,000
SMBC Nikko Securities America, Inc.	U.S.$ 26,041,000
TD Securities (USA) LLC	U.S.$ 26,041,000
DBS Bank Ltd.	U.S.$ 2,500,000
nabSecurities, LLC	U.S.$ 2,500,000
Natixis Securities Americas LLC	U.S.$ 2,500,000
Scotia Capital (USA) Inc.	U.S.$ 2,500,000
Westpac Banking Corporation	U.S.$ 2,500,000
Total	U.S.$500,000,000
Underwriter	Principal amount of 2028 Notes
BNP Paribas Securities Corp.	U.S.$ 43,751,000
BofA Securities, Inc.	U.S.$ 43,751,000
Citigroup Global Markets Inc.	U.S.$ 43,751,000
J.P. Morgan Securities LLC	U.S.$ 43,751,000
Mizuho Securities USA LLC	U.S.$ 43,751,000

Underwriter	Principal amount of 2028 Notes
RBC Capital Markets, LLC	U.S.$ 43,751,000
Australia and New Zealand Banking Group Limited	U.S.$ 39,062,000
Bank of China Limited, London Branch	U.S.$ 39,062,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 39,062,000
CIBC World Markets Corp.	U.S.$ 39,062,000
Credit Agricole Securities (USA) Inc.	U.S.$ 39,062,000
Deutsche Bank Securities Inc.	U.S.$ 39,062,000
HSBC Securities (USA) Inc.	U.S.$ 39,062,000
ICBC Standard Bank Plc	U.S.$ 39,062,000
Santander US Capital Markets LLC	U.S.$ 39,062,000
SG Americas Securities, LLC	U.S.$ 39,062,000
SMBC Nikko Securities America, Inc.	U.S.$ 39,062,000
TD Securities (USA) LLC	U.S.$ 39,062,000
DBS Bank Ltd.	U.S.$ 3,750,000
nabSecurities, LLC	U.S.$ 3,750,000
Natixis Securities Americas LLC	U.S.$ 3,750,000
Scotia Capital (USA) Inc.	U.S.$ 3,750,000
Westpac Banking Corporation	U.S.$ 3,750,000
Total	U.S.$750,000,000

Underwriter	Principal amount of 2030 Notes
BNP Paribas Securities Corp.	U.S.$ 102,084,000
BofA Securities, Inc.	U.S.$ 102,084,000
Citigroup Global Markets Inc.	U.S.$ 102,084,000
J.P. Morgan Securities LLC	U.S.$ 102,084,000
Mizuho Securities USA LLC	U.S.$ 102,084,000
RBC Capital Markets, LLC	U.S.$ 102,084,000
Australia and New Zealand Banking Group Limited	U.S.$ 91,146,000
Bank of China Limited, London Branch	U.S.$ 91,146,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 91,146,000
CIBC World Markets Corp.	U.S.$ 91,146,000
Credit Agricole Securities (USA) Inc.	U.S.$ 91,146,000
Deutsche Bank Securities Inc.	U.S.$ 91,146,000
HSBC Securities (USA) Inc.	U.S.$ 91,145,000
ICBC Standard Bank Plc	U.S.$ 91,145,000
Santander US Capital Markets LLC	U.S.$ 91,145,000
SG Americas Securities, LLC	U.S.$ 91,145,000
SMBC Nikko Securities America, Inc.	U.S.$ 91,145,000
TD Securities (USA) LLC	U.S.$ 91,145,000
DBS Bank Ltd.	U.S.$ 8,750,000
nabSecurities, LLC	U.S.$ 8,750,000
Natixis Securities Americas LLC	U.S.$ 8,750,000
Scotia Capital (USA) Inc.	U.S.$ 8,750,000
Westpac Banking Corporation	U.S.$ 8,750,000
Total	U.S.$1,750,000,000

Underwriter	Principal amount of 2032 Notes
BNP Paribas Securities Corp.	U.S.$ 72,917,000
BofA Securities, Inc.	U.S.$ 72,917,000
Citigroup Global Markets Inc.	U.S.$ 72,917,000
J.P. Morgan Securities LLC	U.S.$ 72,917,000
Mizuho Securities USA LLC	U.S.$ 72,917,000
RBC Capital Markets, LLC	U.S.$ 72,917,000
Australia and New Zealand Banking Group Limited	U.S.$ 65,104,000
Bank of China Limited, London Branch	U.S.$ 65,104,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 65,104,000
CIBC World Markets Corp.	U.S.$ 65,104,000
Credit Agricole Securities (USA) Inc.	U.S.$ 65,104,000
Deutsche Bank Securities Inc.	U.S.$ 65,104,000
HSBC Securities (USA) Inc.	U.S.$ 65,104,000
ICBC Standard Bank Plc	U.S.$ 65,104,000
Santander US Capital Markets LLC	U.S.$ 65,104,000
SG Americas Securities, LLC	U.S.$ 65,104,000
SMBC Nikko Securities America, Inc.	U.S.$ 65,104,000
TD Securities (USA) LLC	U.S.$ 65,104,000
DBS Bank Ltd.	U.S.$ 6,250,000
nabSecurities, LLC	U.S.$ 6,250,000
Natixis Securities Americas LLC	U.S.$ 6,250,000
Scotia Capital (USA) Inc.	U.S.$ 6,250,000
Westpac Banking Corporation	U.S.$ 6,250,000
Total	U.S.$1,250,000,000
Underwriter	Principal amount of 2035 Notes
BNP Paribas Securities Corp.	U.S.$ 102,084,000
BofA Securities, Inc.	U.S.$ 102,084,000
Citigroup Global Markets Inc.	U.S.$ 102,084,000
J.P. Morgan Securities LLC	U.S.$ 102,084,000
Mizuho Securities USA LLC	U.S.$ 102,084,000
RBC Capital Markets, LLC	U.S.$ 102,084,000
Australia and New Zealand Banking Group Limited	U.S.$ 91,145,000
Bank of China Limited, London Branch	U.S.$ 91,145,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 91,145,000
CIBC World Markets Corp.	U.S.$ 91,145,000
Credit Agricole Securities (USA) Inc.	U.S.$ 91,145,000
Deutsche Bank Securities Inc.	U.S.$ 91,145,000
HSBC Securities (USA) Inc.	U.S.$ 91,146,000
ICBC Standard Bank Plc	U.S.$ 91,146,000
Santander US Capital Markets LLC	U.S.$ 91,146,000
SG Americas Securities, LLC	U.S.$ 91,146,000
SMBC Nikko Securities America, Inc.	U.S.$ 91,146,000
TD Securities (USA) LLC	U.S.$ 91,146,000
DBS Bank Ltd.	U.S.$ 8,750,000

Underwriter	Principal amount of 2035 Notes
nabSecurities, LLC	U.S.$ 8,750,000
Natixis Securities Americas LLC	U.S.$ 8,750,000
Scotia Capital (USA) Inc.	U.S.$ 8,750,000
Westpac Banking Corporation	U.S.$ 8,750,000
Total	U.S.$1,750,000,000

Underwriter	Principal amount of 2055 Notes
BNP Paribas Securities Corp.	U.S.$ 102,084,000
BofA Securities, Inc.	U.S.$ 102,084,000
Citigroup Global Markets Inc.	U.S.$ 102,084,000
J.P. Morgan Securities LLC	U.S.$ 102,084,000
Mizuho Securities USA LLC	U.S.$ 102,084,000
RBC Capital Markets, LLC	U.S.$ 102,084,000
Australia and New Zealand Banking Group Limited	U.S.$ 91,146,000
Bank of China Limited, London Branch	U.S.$ 91,146,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 91,146,000
CIBC World Markets Corp.	U.S.$ 91,146,000
Credit Agricole Securities (USA) Inc.	U.S.$ 91,146,000
Deutsche Bank Securities Inc.	U.S.$ 91,146,000
HSBC Securities (USA) Inc.	U.S.$ 91,145,000
ICBC Standard Bank Plc	U.S.$ 91,145,000
Santander US Capital Markets LLC	U.S.$ 91,145,000
SG Americas Securities, LLC	U.S.$ 91,145,000
SMBC Nikko Securities America, Inc.	U.S.$ 91,145,000
TD Securities (USA) LLC	U.S.$ 91,145,000
DBS Bank Ltd.	U.S.$ 8,750,000
nabSecurities, LLC	U.S.$ 8,750,000
Natixis Securities Americas LLC	U.S.$ 8,750,000
Scotia Capital (USA) Inc.	U.S.$ 8,750,000
Westpac Banking Corporation	U.S.$ 8,750,000
Total	U.S.$1,750,000,000
Underwriter	Principal amount of 2065 Notes
BNP Paribas Securities Corp.	U.S.$ 43,751,000
BofA Securities, Inc.	U.S.$ 43,751,000
Citigroup Global Markets Inc.	U.S.$ 43,751,000
J.P. Morgan Securities LLC	U.S.$ 43,751,000
Mizuho Securities USA LLC	U.S.$ 43,751,000
RBC Capital Markets, LLC	U.S.$ 43,751,000
Australia and New Zealand Banking Group Limited	U.S.$ 39,062,000
Bank of China Limited, London Branch	U.S.$ 39,062,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 39,062,000
CIBC World Markets Corp.	U.S.$ 39,062,000
Credit Agricole Securities (USA) Inc.	U.S.$ 39,062,000

Underwriter	Principal amount of 2065 Notes
Deutsche Bank Securities Inc.	U.S.$ 39,062,000
HSBC Securities (USA) Inc.	U.S.$ 39,062,000
ICBC Standard Bank Plc	U.S.$ 39,062,000
Santander US Capital Markets LLC	U.S.$ 39,062,000
SG Americas Securities, LLC	U.S.$ 39,062,000
SMBC Nikko Securities America, Inc.	U.S.$ 39,062,000
TD Securities (USA) LLC	U.S.$ 39,062,000
DBS Bank Ltd.	U.S.$ 3,750,000
nabSecurities, LLC	U.S.$ 3,750,000
Natixis Securities Americas LLC	U.S.$ 3,750,000
Scotia Capital (USA) Inc.	U.S.$ 3,750,000
Westpac Banking Corporation	U.S.$ 3,750,000
Total	U.S.$750,000,000

Underwriter	Principal amount of Floating Rate Notes
BNP Paribas Securities Corp.	U.S.$ 29,167,000
BofA Securities, Inc.	U.S.$ 29,167,000
Citigroup Global Markets Inc.	U.S.$ 29,167,000
J.P. Morgan Securities LLC	U.S.$ 29,167,000
Mizuho Securities USA LLC	U.S.$ 29,167,000
RBC Capital Markets, LLC	U.S.$ 29,167,000
Australia and New Zealand Banking Group Limited	U.S.$ 26,041,000
Bank of China Limited, London Branch	U.S.$ 26,041,000
China Construction Bank (Asia) Corporation Limited	U.S.$ 26,041,000
CIBC World Markets Corp.	U.S.$ 26,041,000
Credit Agricole Securities (USA) Inc.	U.S.$ 26,041,000
Deutsche Bank Securities Inc.	U.S.$ 26,041,000
HSBC Securities (USA) Inc.	U.S.$ 26,042,000
ICBC Standard Bank Plc	U.S.$ 26,042,000
Santander US Capital Markets LLC	U.S.$ 26,042,000
SG Americas Securities, LLC	U.S.$ 26,042,000
SMBC Nikko Securities America, Inc.	U.S.$ 26,042,000
TD Securities (USA) LLC	U.S.$ 26,042,000
DBS Bank Ltd.	U.S.$ 2,500,000
nabSecurities, LLC	U.S.$ 2,500,000
Natixis Securities Americas LLC	U.S.$ 2,500,000
Scotia Capital (USA) Inc.	U.S.$ 2,500,000
Westpac Banking Corporation	U.S.$ 2,500,000
Total	U.S.$500,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.
The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of the prospectus supplement. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when they, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate that our total expenses (which consist of, among other fees, Securities and Exchange Commission registration fees, legal fees and expenses, accounting fees and expenses, printing expenses and rating agency fees) for this offering, excluding underwriting discounts, will be approximately U.S.$7,042,000. The underwriters have agreed to reimburse us for U.S.$6,875,000 of expenses incurred in connection with the offering.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and instruments of Rio Tinto or its subsidiaries. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
The underwriters or their affiliates have also performed investment banking and advisory services for us and the Rio Tinto Group from time to time for which they have received customary fees and reimbursement of expenses. The underwriters or their affiliates may in the future, from time to time, engage in transactions with and perform services for us and the Rio Tinto Group in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
The underwriters and/or certain of their affiliates were lenders under the Bridge Loan Facility and will receive proceeds of issuance of the Notes upon repayment of amounts borrowed under the Bridge Loan Facility. See “The Offering — The following terms apply to the Notes — Use of Proceeds” and “Use of Proceeds”.
The prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Other Relationships
ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.
Westpac Banking Corporation is not registered with the SEC in the U.S. as a broker dealer. To the extent that Westpac Banking Corporation intends to effect sales in the United States or to a U.S. person, it will do so only through one or more U.S. registered broker dealers or as otherwise permitted by applicable U.S. laws and regulations.
Notice to Prospective Investors in the United Kingdom
Prohibition of sales to UK retail investors
Each of the underwriters has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the UK. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2 of UK MiFIR; or

(iii)
not a qualified investor as defined in Article 2(1) of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other UK regulatory restrictions
Each Underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Rio Tinto Finance (USA) plc or to Rio Tinto plc or Rio Tinto Limited as guarantors; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

Notice to Prospective Investors in the EEA
Prohibition of sales to EEA retail investors
Each of the underwriters has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Australian Selling Restrictions
No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia (the “Corporations Act”)) in relation to the Notes has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or Australian Stock Exchange Limited and:
•
an invitation or offer of the Notes for issue, sale or purchase in Australia (including an offer or invitation which is received by a person in Australia) may not be made; and

•
any draft or final form offering memorandum, advertisement or any other offering material relating to any notes may not be distributed or published in Australia, unless:

•
the aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in other currencies, in either case, disregarding moneys lent by the offeror or its associates (as defined in the Corporations Act)) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act;

•
such action does not constitute an offer to a “retail client” for the purposes of section 761G and 761GA of the Corporations Act;

•
such action complies with all applicable laws and regulations and directives; and

•
such action does not require any document to be lodged with, or registered by, ASIC.

In addition, any note issued by the issuer may not be sold in circumstances where employees of an underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the note or an interest in or right in respect of the note, was being or would later be, acquired either directly or indirectly by an Offshore Associate of the Issuer acting other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Notes or a clearing house, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Corporations Act.
“Offshore Associate” means an associate (as defined in section 128F of the Income Tax Assessment Act 1936 of Australia and any successor legislation) of the issuer that is either a non-resident of Australia which does not acquire the Notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the Notes in carrying on business at or through a permanent establishment outside of Australia.
Canadian Selling Restrictions
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the

underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
Each Underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than:
a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or

b)
to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

SINGAPORE: SECTION 309B(1)(C) NOTIFICATION:   In connection with Section 309B of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has, unless otherwise specified before an offer of Notes, determined the classification of all Notes to be issued under the Program as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland
Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland and the Notes may not be offered to the public in or from Switzerland, other than to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS
Certain legal matters relating to the Notes and the guarantees will be passed upon by Linklaters LLP, our English and U.S. counsel, and by Allens, our Australian counsel. Certain legal matters relating to the Notes and the guarantees will be passed upon for the underwriters by Allen Overy Shearman Sterling LLP, U.S. counsel to the underwriters.
EXPERTS
The consolidated financial statements of Rio Tinto Group (comprising Rio Tinto plc and Rio Tinto Limited, together with their subsidiaries) as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP and KPMG, independent registered public accounting firms, incorporated by reference herein, and upon the authority of the said firms as experts in accounting and auditing.
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY
The liability of KPMG, in relation to the performance of their professional services provided to Rio Tinto Limited including, without limitation, KPMG’s audits of Rio Tinto Limited’s consolidated financial statements described above, is limited under the Chartered Accountants in Australia and New Zealand (NSW) Scheme approved by the New South Wales Professional Standards Council or such other applicable scheme approved pursuant to the Professional Standards Act 1994 (NSW) (the “Professional Standards Act”), including the Treasury Legislation Amendment (Professional Standards) Act (the “Accountants Scheme”). Specifically, the Accountants Scheme limits the liability of KPMG to a maximum amount of A$75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty. The Professional Standards Act and the Accountants Scheme have not been subject to relevant judicial consideration and, therefore, how the limitations will be applied by courts and the effect of the limitations on the enforcement of foreign judgments is untested.

PROSPECTUS
RIO TINTO FINANCE (USA) LIMITED
RIO TINTO FINANCE (USA) PLC
RIO TINTO FINANCE (USA) INC.
DEBT SECURITIES
FULLY AND UNCONDITIONALLY GUARANTEED BY
RIO TINTO PLC
and
RIO TINTO LIMITED

We may offer and sell guaranteed debt securities from time to time. Each time we sell any of the guaranteed debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those guaranteed debt securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) together with additional information described under the heading “Where You Can Find More Information” carefully before you invest.
We may sell these guaranteed debt securities to, or through, underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement. This prospectus may not be used to sell any guaranteed debt securities unless it is accompanied by a prospectus supplement.
The principal executive offices of Rio Tinto Finance (USA) Limited and the principal executive offices of Rio Tinto Limited are located at Level 43, 120 Collins Street, Melbourne, Victoria 3000, Australia. Rio Tinto Finance (USA) Limited’s and Rio Tinto Limited’s telephone number is +61 3-9283-3333. The principal executive offices of Rio Tinto Finance (USA) plc and Rio Tinto plc are located at 6 St. James’s Square, London SW1Y 4AD, United Kingdom and Rio Tinto Finance (USA) plc’s and Rio Tinto plc’s telephone number is +44 20-7781-2000. The principal executive office of Rio Tinto Finance (USA) Inc. is located at 4700 Daybreak Parkway, South Jordan, Utah 84009, United States and Rio Tinto Finance (USA) Inc.’s telephone number is +1 801-204-2251.
You should carefully consider the risk factors included, or incorporated by reference, in this prospectus and any applicable prospectus supplement(s) before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2023

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that has been filed with the Securities and Exchange Commission, which we refer to as the “SEC”, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the guaranteed debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the guaranteed debt securities we may offer. Each time we use this prospectus to offer guaranteed debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those guaranteed debt securities and the extent to which such terms differ from the general terms described in “Description of Guaranteed Debt Securities”. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement(s), together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the guaranteed debt securities offered by this prospectus.
When acquiring any guaranteed debt securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the guaranteed debt securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.
In this prospectus, the terms “we”, “our” and “us” refer to Rio Tinto Finance (USA) Limited with respect to securities to be issued by it, Rio Tinto Finance (USA) plc with respect to securities to be issued by it and Rio Tinto Finance (USA) Inc. with respect to the securities to be issued by it, or as the context may require. We refer to Rio Tinto plc and Rio Tinto Limited taken together as “Rio Tinto” or the “Companies”. We refer to Rio Tinto plc, Rio Tinto Limited and their subsidiaries taken together as the “Rio Tinto Group”, or the “Group”. Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. offer debt securities using this prospectus. Both Rio Tinto plc and Rio Tinto Limited act as the guarantors for offerings by Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. using this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
Rio Tinto Finance (USA) Limited is a corporation incorporated under the laws of the State of Victoria, Australia. Rio Tinto Finance (USA) plc is a public limited company incorporated under the laws of England and Wales. Rio Tinto plc is a public limited company incorporated under the laws of England and Wales. Rio Tinto Limited is a corporation incorporated under the laws of the State of Victoria, Australia. Substantially all of our and Rio Tinto’s directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom and Australia. A substantial portion of our and Rio Tinto’s assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us, Rio Tinto or these persons so that you may enforce judgments of U.S. courts against us, Rio Tinto or these persons based on the civil liability provisions of the U.S. federal or state securities laws. Our English and Australian legal advisers have advised us and Rio Tinto that there are doubts as to the enforceability in England and Wales and Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based on the U.S. federal or state securities laws.

WHERE YOU CAN FIND MORE INFORMATION
Rio Tinto plc and Rio Tinto Limited are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers and, in accordance with these requirements, file annual and special reports and other information with the SEC. You may obtain documents Rio Tinto plc and Rio Tinto Limited file with the SEC on the SEC website at www.sec.gov. You may also access the SEC filings and obtain other information about Rio Tinto through the website maintained by Rio Tinto at www.riotinto.com. The information contained in the SEC’s and Rio Tinto’s respective websites provided solely for the information of prospective investors and is not intended to be an active link.
American depositary shares representing ordinary shares of Rio Tinto plc are listed on the New York Stock Exchange, and the ordinary shares are admitted to the Official List of the UK Financial Conduct Authority and to trading on the London Stock Exchange plc’s main market for listed securities. The ordinary shares of Rio Tinto Limited are listed on the Australian Securities Exchange. You can consult reports and other information about Rio Tinto plc that it has filed pursuant to the rules of the New York Stock Exchange and the UK Financial Conduct Authority, and about Rio Tinto Limited that it has filed pursuant to the rules of the Australian Securities Exchange, at those exchanges or authorities.
The SEC allows us and Rio Tinto to incorporate by reference the information that we and Rio Tinto file with them, which means that:
•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring to those documents; and

•
information that we and Rio Tinto file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of the Rio Tinto Group since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The contents of Rio Tinto’s website, any website mentioned in this prospectus or any website directly or indirectly linked to these websites are not incorporated into and do not form part of this prospectus.
We incorporate by reference the documents below filed with the SEC by Rio Tinto plc and Rio Tinto Limited pursuant to the Exchange Act. We also incorporate by reference any future filings that Rio Tinto plc and Rio Tinto Limited make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.
The documents incorporated by reference herein in the future and set forth below contain important information about us and our financial condition:
(i)
Annual Report on Form 20-F of Rio Tinto plc and Rio Tinto Limited for the year ended December 31, 2022 filed with the SEC on February 24, 2023;

(ii)
exhibit 99.1 to the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on March 16, 2023 containing information regarding the appointment of two non-executive directors, Dean Dalla Valle and Susan Lloyd-Hurwitz;

(iii)
exhibits 99.6, 99.7, 99.8, 99.9 and 99.13 to the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on April 3, 2023 containing information regarding the commencement of underground production at the Oyu Tolgoi copper mine, Rio Tinto’s increased spend with Australian suppliers in 2022, the publishing of an independent report based on a global audit of Rio Tinto’s Cultural Heritage Management compliance and performance and the joint venture established between Rio Tinto and First Quantum Minerals to progress the La Granja copper project in Peru;

(iv)
the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on April 20, 2023 containing information regarding the first quarter production results; and

(iv)
any future report on Form 20-F that either of Rio Tinto plc or Rio Tinto Limited files with the SEC under the Exchange Act until we sell the guaranteed debt securities that may be offered through this prospectus.

You can obtain copies of any of the documents incorporated by reference through Rio Tinto or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. You may obtain Rio Tinto documents incorporated by reference into this prospectus, at no cost, by requesting them in writing or by telephone at the following addresses and telephone numbers:
Rio Tinto plc 6 St. James’s Square London SW1Y 4AD United Kingdom 011-44-20-7781-2000	Rio Tinto Limited Level 43, 120 Collins Street Melbourne, Victoria 3000 Australia 011-61-3-9283-3333

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference certain forward-looking statements with respect to the financial condition, results of operations, plans and objectives of management for future operations (including development plans and objectives relating to Rio Tinto’s products, production forecasts and reserve and resource positions) and business strategy of the Rio Tinto Group. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The words “intend”, “aim”, “project”, “anticipate”, “estimate”, “plan”, “believes”, “expects”, “may”, “should”, “will”, “target”, “set to” or similar expressions, commonly identify such forward-looking statements.
Examples of forward-looking statements contained in or incorporated by reference in this prospectus include those regarding estimated ore reserves, anticipated production or construction dates, costs, outputs and productive lives of assets, medium term capacity expectations, reductions in scope 1, 2 & 3 emissions, capital expenditure targets, capital and sustaining capital guidance or similar factors. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Rio Tinto, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding Rio Tinto’s present and future business strategies and the environment in which Rio Tinto will operate in the future. Among the important factors that could cause Rio Tinto’s actual results, performance or achievements to differ materially from those in the forward-looking statements include, but are not limited to: an inability to live up to Rio Tinto’s values and any resultant damage to its reputation; the impacts of geopolitics on trade and investment; the impacts of climate change and the transition to a low-carbon future; an inability to successfully execute and/or realize value from acquisitions and divestments; the level of new ore resources, including the results of exploration programs and/or acquisitions; disruption to strategic partnerships that play a material role in delivering growth, production, cash or market positioning; damage to Rio Tinto’s relationships with communities and governments; an inability to attract and retain requisite skilled people; declines in commodity prices and adverse exchange rate movements; an inability to raise sufficient funds for capital investment; inadequate estimates of ore resources and reserves; delays or overruns of large and complex projects; changes in tax regulation; safety incidents or major hazard events; cyber breaches; physical impacts from climate change; the impacts of water scarcity; natural disasters; an inability to successfully manage the closure, reclamation and rehabilitation of sites; the impacts of civil unrest; the impacts of the Covid-19 pandemic; breaches of Rio Tinto’s policies, standard and procedures, laws or regulations; trade tensions between the world’s major economies; increasing societal and investor expectations, in particular with regard to environmental, social and governance considerations; and the impacts of technological advancements.
Forward-looking statements should, therefore, be construed in light of such risk factors and undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as at the date of this prospectus. Except as required by applicable law, the UK Listing Rules, the Disclosure Guidance and Transparency Rules of the Financial Conduct Authority or the Listing Rules of the Australian Securities Exchange, the Group expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in Rio Tinto’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The Group cannot guarantee that its forward-looking statements will not differ materially from actual results.

RIO TINTO PLC AND RIO TINTO LIMITED
The Rio Tinto Group
Rio Tinto is a leading international mining group combining Rio Tinto plc and its group undertakings and Rio Tinto Limited and its group undertakings in a dual listed companies structure that operates as a single economic entity. Nevertheless, both Companies remain as legal entities with separate share listings and registers.
On December 31, 2022, Rio Tinto plc had a market capitalization of £72.5 billion (U.S.$87.2 billion) and Rio Tinto Limited had a market capitalization of A$43.2 billion (U.S.$29.3 billion). The Group’s combined market capitalization in publicly held shares on December 31, 2022 was U.S.$116.5 billion.
Rio Tinto’s businesses include open pit and underground mines, mills, refineries and smelters as well as a number of research and development facilities. The Group consists of wholly and partly owned subsidiaries, jointly controlled assets, jointly controlled entities and associated companies and its reportable segments include the Iron Ore, Aluminium, Copper and Minerals groups.
Rio Tinto’s Iron Ore group supplies the global seaborne iron ore trade. Its mines are located in the Pilbara region of Western Australia. Rio Tinto operates a large portfolio of iron ore assets with a system comprising 17 mines, four independent port terminals, nearly 2,000 kilometers of the largest privately-owned heavy freight railway in Australia, and supporting infrastructure, all linked by the Operations Centre in Perth. The Iron Ore group is well positioned as steel is essential for ongoing urbanization and will be required to support the global shift towards decarbonization. The Iron Ore portfolio also includes Dampier Salt in Australia, which is one of the world’s largest producers of seaborne salt.
Rio Tinto’s Aluminum group’s fully-integrated facilities include high-quality bauxite mines in Australia, Brazil and Guinea, large-scale alumina refineries in Australia, Brazil and Canada, and low-cost, technologically- advanced primary aluminum smelters in Canada, Australia, New Zealand, Iceland and Oman. Rio Tinto’s smelters are largely powered by clean and renewable energy and primarily located in the first decile of the cost curve.
Rio Tinto’s Copper group principally comprises three copper operations in the United States, Mongolia and Chile, and three copper growth projects in the United States, Mongolia and Australia. The Copper portfolio also includes the Simandou iron ore project in Guinea. The copper operations supply products to China, Japan and the United States, also generating revenue from by-products of copper mining including gold, silver, sulfuric acid and molybdenum.
Rio Tinto’s Minerals group includes a diverse portfolio of high-quality mining, refining and marketing operations, and projects. The Group produces iron ore pellets and concentrate, titanium dioxide, diamonds and borates from operations in Canada, Madagascar, South Africa and the United States. Rio Tinto Borates, based in the United States, is a world leader in borates, with a mine, processing plants, commercial and research facilities. Rio Tinto Iron & Titanium is an industry leader in high-grade titanium dioxide feedstocks with operations in Canada, Madagascar and South Africa. The Minerals portfolio also includes the Iron Ore Company of Canada, a leading producer of premium iron ore pellets and high-grade concentrate with low levels of impurities and the Group’s two diamond mines, Argyle Diamonds in Australia and the Diavik Diamond Mine in Canada, which focus on the mining, processing and sales and marketing of “rough” or uncut diamonds and enable the Group to be one of the world’s leading diamond producers and the largest producer of natural colored diamonds.
Rio Tinto’s Commercial team includes the Group’s global sales and marketing, procurement, and marine and logistics operations and is the key interface with local, regional and global markets, customers and suppliers. The Commercial team also focuses on finding safer, smarter and more efficient ways to produce and deliver the materials the world needs.
Exploration at Rio Tinto involves identifying, prioritizing and testing geological, geochemical and geophysical targets through the use of advanced exploration technologies. At the end of 2022, the Group’s exploration portfolio included exploration projects active in 18 countries across a range of commodities including copper, nickel, iron ore, bauxite, diamonds, lithium and mineral sands.

The DLC Structure
Each of Rio Tinto plc and Rio Tinto Limited is the ultimate holding company of the companies within its respective group and its respective assets are substantially comprised of shares in such companies. As holding companies, Rio Tinto plc and Rio Tinto Limited are dependent on the other members of the Rio Tinto Group and income received from them.
In December 1995 the shareholders of each of Rio Tinto plc and Rio Tinto Limited approved the terms of a dual listed companies structure (the “DLC structure”) that is designed to place the shareholders of each of the companies in substantially the same position as if they held shares in a single entity owning all of the assets of both Companies. Following the approval of the DLC structure, each of Rio Tinto plc and Rio Tinto Limited entered into a DLC Structure Sharing Agreement (the “Sharing Agreement”). The Sharing Agreement ensures that the boards of directors of each of Rio Tinto plc and Rio Tinto Limited are identical and that their businesses are managed as a single entity. The Sharing Agreement provides for the ratio of dividend, voting and capital distribution rights attached to each Rio Tinto plc ordinary share and to each Rio Tinto Limited share to be fixed in an equalization ratio which has remained unchanged at 1:1. In principle, the Sharing Agreement provides for the public shareholders of Rio Tinto plc and Rio Tinto Limited to vote as a joint electorate on all matters which affect them in similar ways. However, the Sharing Agreement also provides for the protection of the public shareholders of each of the Companies by treating the shares of each as if they were separate classes of shares issued by a single company.
Also in December 1995, each of Rio Tinto plc and Rio Tinto Limited entered into a deed poll guarantee (the “Deed Poll Guarantees”) in favor of the creditors of the other. Pursuant to the Deed Poll Guarantees, each of Rio Tinto plc and Rio Tinto Limited guaranteed the contractual obligations of the other (and the obligations of other persons which are guaranteed by the other Company), subject to certain limited exceptions. As a consequence of the Deed Poll Guarantees, holders of notes issued by the Company may make demand upon either Rio Tinto plc or Rio Tinto Limited.

RIO TINTO FINANCE (USA) LIMITED, RIO TINTO FINANCE (USA) PLC AND RIO TINTO FINANCE (USA) INC.
Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation incorporated with limited liability in Australia, on October 19, 1993, under the Corporations Act 2001 is a wholly owned subsidiary of Rio Tinto Limited. Rio Tinto Finance (USA) plc, a public limited company incorporated under the laws of England and Wales, is an indirect wholly owned subsidiary of Rio Tinto plc. Rio Tinto Finance (USA) Inc., a corporation incorporated under the laws of the State of Delaware, is an indirect wholly owned subsidiary of Rio Tinto plc. Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. are finance companies through which the Rio Tinto Group conducts its treasury operations. Each of Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. raises finance from banks and third parties in the short, medium and long-term markets for on-lending to Rio Tinto Group companies. Rio Tinto Finance (USA) Limited’s registered and principal executive office is located at Level 43, 120 Collins Street, Melbourne, Victoria 3000, Australia. Rio Tinto Finance (USA) plc’s registered and principal executive office is located at 6 St. James’s Square, London SW1Y 4AD, United Kingdom. Rio Tinto Finance (USA) Inc.’s registered office is located at 251 Little Falls Drive, Wilmington, Delaware 19808 and its principal executive office is located at 4700 Daybreak Parkway, South Jordan, Utah 84009.

USE OF PROCEEDS
The net proceeds from the sale of the guaranteed debt securities offered will be added to the general funds of Rio Tinto, unless we state otherwise in a prospectus supplement.

DESCRIPTION OF GUARANTEED DEBT SECURITIES
This prospectus relates to guaranteed debt securities issued by Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. As required by federal law of the United States for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an indenture. The indenture relating to debt securities issued by Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. is a contract among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon.
General
The Bank of New York Mellon acts as the trustee under the indenture dated July 2, 2001, which was amended and restated on March 16, 2012 (the “Base Indenture”) and amended by the supplemental indenture dated May 8, 2017 (the “First Supplemental Indenture”) and the supplemental indenture dated May 6, 2020 (the “Second Supplemental Indenture”, which, together with the Base Indenture and the First Supplemental Indenture, is referred to herein as the “indenture”). The trustee has two principal functions:
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First, it can enforce the rights of holders of the debt securities against us or Rio Tinto if we or Rio Tinto default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described under “— Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and

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Second, the trustee performs administrative duties for us, such as sending interest payments to holders, transferring debt securities to new buyers and sending notices to holders.

Both Rio Tinto plc and Rio Tinto Limited act as the guarantors of the debt securities issued under the indenture. The guarantees are described under “— Guarantees” below.
The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees are governed by New York law. A copy of the form of indenture is filed with the SEC as an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.
We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes all material terms of the debt securities and the guarantees that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.
Because this section is a summary, it does not describe every aspect of the debt securities or the guarantees. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the series of debt securities described in the prospectus supplement.
In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.
The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
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the title of the series of debt securities;

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any limit on the aggregate principal amount of the series of debt securities;

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any stock exchange on which we will list the series of debt securities;

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the date or dates on which we will pay the principal of the series of debt securities;

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the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

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the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

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any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

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the denominations in which the series of debt securities will be issuable;

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the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States and the manner of determining the equivalent amount in the currency of the United States;

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any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

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the applicability of the provisions described later under “— Defeasance and Covenant Defeasance — Defeasance and Discharge”;

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if the series of debt securities will be issuable in whole or part in the form of a global security as described under “— Legal Ownership — Global Securities”, and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee; and

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any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a material discount to their stated principal amount (Section 101 of the Base Indenture). The prospectus supplement relating to original issue discount securities will describe additional U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.
Unless otherwise specified in the applicable prospectus supplement, the following terms will apply to a series of debt securities:
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Business days.   A business day will be any day that is a New York business day, a London business day and/or a Euro business day, as specified in the applicable prospectus supplement. “London business day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. “New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. “Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

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Business day convention.   With respect to fixed rate debt securities, if any interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant interest payment date will be postponed to the next day that is a business day. With respect to floating rate debt securities, if any interest reset date or interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant date will be postponed to the next day that is a business day. However, if that date would fall in the next succeeding calendar month, such date will be the immediately preceding business day.

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Calculation agent.   All calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The calculation agent will determine on each interest determination date the interest rate that takes effect on the applicable interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Upon request, the calculation agent will provide notice of the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred- thousandth of a percentage point. All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent. The calculation agent for a particular series will be named in the applicable prospectus supplement.

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Day count fraction.   We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. In the case of floating rate debt securities, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to, but excluding, the payment date. For each such interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by the applicable interest rate and an accrued interest factor for the interest period. This factor will be determined in accordance with the day count convention specified in the applicable prospectus supplement. If “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)” is specified, the factor will be equal to the number of days in the interest period divided by 360.

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Regular record dates for interest.   With respect to each interest payment date, the regular record date for interest will be the date that is 15 calendar days prior to such interest payment date, whether or not such date is a business day, unless otherwise specified in the applicable prospectus supplement.

Interest rates
In addition to debt securities that bear interest at fixed rates, we may, from time to time, issue floating rate debt securities that bear interest at rates based on other interest rates as may be described in the applicable prospectus supplement.
Guarantees
Both Rio Tinto plc and Rio Tinto Limited will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable in respect of the debt securities, as described under “— Special Situations — Payment of Additional Amounts”. Rio Tinto plc and Rio Tinto Limited guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. Each of Rio Tinto plc and Rio Tinto Limited is individually obligated to pay such amounts.
Legal Ownership
Street Name and Other Indirect Holders
Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. Holders of debt securities who hold in street name should check with their institutions to find out:
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how it handles payments in respect of the debt securities and notices;

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whether it imposes fees or charges;

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how it would handle voting if it were ever required;

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whether and how holders can instruct it to send their debt securities, registered in their own names so they can be direct holders as described below; and

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how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to holders who hold in street name or other indirect means, either because such holders choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the street name customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether a particular series of debt securities will be issued only in the form of global securities.
Special Investor Considerations for Global Securities.   As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
Investors in debt securities that are issued only in the form of global debt securities should be aware that:
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They cannot get debt securities registered in their own names.

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They cannot receive physical certificates for their interests in the debt securities.

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They will be street name holders and must look to their own banks or brokers for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “— Street Name and Other Indirect Holders”.

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They may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to holders’ interests in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

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The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will Be Terminated.   In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.
The special situations for termination of a global security are:
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When the depositary notifies us or Rio Tinto that it is unwilling, unable or ceases to be a clearing agency registered under the Exchange Act.

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When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “— Default and Related Matters — Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305 of the Base Indenture)
Overview of Remainder of this Description
The remainder of this description summarizes:
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Additional mechanics relevant to the debt securities under normal circumstances, such as how to transfer ownership and where we make payments.

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Holders’ rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if we want to redeem the debt securities for tax reasons.

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Holders’ rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

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Covenants contained in the indenture that restrict our and Rio Tinto’s ability to incur liens. A particular series of debt securities may have additional covenants.

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Holders’ rights if we or Rio Tinto default in respect of our or Rio Tinto’s obligations under the debt securities or experience other financial difficulties.

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Our relationship with the trustee.

Additional Mechanics
Exchange and Transfer
The debt securities will be issued:
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only in fully registered form;

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without interest coupons; and

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unless indicated in the applicable prospectus supplement, in denominations that are even multiples of U.S.$1,000.

Holders may have their debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305 of the Base Indenture) This is called an exchange.

Holders may exchange or transfer their debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring the securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305 of the Base Indenture)
Holders will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with a holder’s proof of ownership.
If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002 of the Base Indenture)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305 of the Base Indenture)
Payment and Paying Agents
We will pay interest to holders who are direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the security on the interest due date. That particular day, usually the Clearing System Business Day immediately prior to the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307 of the Base Indenture)
We will pay interest, principal and any other money due on your debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 240 Greenwich Street, New York, NY 10286. Holders must make arrangements to have payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We or Rio Tinto may also arrange for additional payment offices, and may cancel or change these offices, including our or Rio Tinto’s use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002 of the Base Indenture)
Notices
We and the trustee will send notices only to direct holders, using their addresses as listed in the security register. (Sections 101 and 106 of the Base Indenture)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003 of the Base Indenture)
Special Situations
Mergers and Similar Events
We, Rio Tinto plc and Rio Tinto Limited are generally permitted to consolidate or merge with another entity. We, Rio Tinto plc and Rio Tinto Limited are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. However, Rio Tinto Finance (USA) Limited may only take these actions if the successor entity is incorporated or organized under the laws of Australia, any state thereof, or the United States, any state thereof, or the District of Columbia; Rio Tinto Finance (USA) plc may only take these actions if the successor entity is incorporated or organized under the laws of the United Kingdom, or any political subdivision thereof, or the United States, any state thereof, or the District of Columbia; and Rio Tinto Finance (USA) Inc. may only take these actions if the successor entity is incorporated or organized under the laws of the United States, any state thereof, or the District of Columbia. In addition, neither we, Rio Tinto plc nor Rio Tinto Limited may take any of these actions unless all the following conditions are met:
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Where Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc or Rio Tinto Limited merges out of existence or sells or leases substantially all its assets, the successor entity must be duly organized and validly existing under the laws of the applicable jurisdiction.

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If such successor entity is organized under the laws of a jurisdiction other than Australia, the United Kingdom, or the United States, any state thereof, or the District of Columbia, it must indemnify holders against any governmental charge or other cost resulting from the transaction.

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Neither we, Rio Tinto plc nor Rio Tinto Limited may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “— Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

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If we, Rio Tinto plc or Rio Tinto Limited merges out of existence or sells or leases substantially all of our or their assets, the successor entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc or Rio Tinto Limited, as the case may be.

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We, Rio Tinto plc or Rio Tinto Limited, as the case may be, must deliver a certificate and an opinion of counsel to the trustee, each stating that the consolidation, merger, conveyance, transfer or lease, and, if applicable, the supplemental indenture pursuant to which the successor entity assumes our obligations or the obligations of Rio Tinto plc or Rio Tinto Limited, are in compliance with the indenture.

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Neither our nor Rio Tinto’s assets or properties may become subject to any impermissible lien unless the debt securities issued under the indenture are secured equally and ratably with the indebtedness secured by the impermissible lien. Impermissible liens are described in further detail below under “— Restrictive Covenants — Restrictions on Liens”.

The terms of the indenture provide that, in certain circumstances, the obligations of the issuer under the debt securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities by a U.S. holder in exchange for new debt securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes), and the U.S. holder’s tax basis in the debt securities. U.S. holders should consult their tax advisors concerning the U.S. federal income tax consequences to them of a change in obligor with respect to the debt securities.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring the Approval of all Holders.   First, there are changes that cannot be made to the debt securities without the specific approval of each holder of the debt securities of the applicable series. Following is a list of those types of changes:
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changes to the stated maturity of the principal or the interest payment dates on a debt security;

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any reduction in amounts due on a debt security;

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changes to any of our or Rio Tinto’s obligations to pay additional amounts described later under “— Payment of Additional Amounts”;

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any reduction in the amount of principal payable upon acceleration of the maturity of a debt security following a default;

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changes in the place or currency of payment on a debt security;

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any impairment of holders’ right to sue for payment;

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any reduction in the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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any reduction in the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults; and

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any modification, in any manner adverse to the holders of the debt securities, to the obligations of Rio Tinto plc or Rio Tinto Limited in respect of the payment of principal, premium, if any, and interest, if any. (Section 902 of the Base Indenture)

Changes Requiring a Majority Vote.   The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “— Changes Requiring the Approval of all Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513 of the Base Indenture)
Changes Not Requiring Approval.   The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901 of the Base Indenture)
Further Details Concerning Voting.   When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

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For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

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For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance and Covenant Defeasance — Defeasance and Discharge”. (Section 101 of the Base Indenture)

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104 of the Base Indenture)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Optional Tax Redemption
The debt securities of any series may be redeemed in whole but not in part, in the three situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Holders must receive between 10 and 60 days’ notice before their debt securities are redeemed.
The first situation is where, as a result of a change in or amendment to any laws, regulations or rulings or the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or any amendment to, any treaty or treaties affecting taxation, any of we, Rio Tinto plc or Rio Tinto Limited determines that it would be required to pay additional amounts as described later under “— Payment of Additional Amounts”.
The second situation is where, as a result of a change in or amendment to any laws, rulings or regulations or the official application or interpretation of such laws, rulings or regulations, or any change in the official application or interpretation of, or any execution of or any amendment to, any treaty or treaties affecting taxation, Rio Tinto plc or Rio Tinto Limited or any subsidiary of either of them determines that it would have to deduct or withhold tax on any payment to us to enable it to make a payment of principal or interest on a debt security.
In the first and second situations, the option to redeem the debt securities applies only in the case of changes or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Rio Tinto plc and Rio Tinto Limited are incorporated. If we, Rio Tinto plc or Rio Tinto Limited, as the case may be, have been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.
In addition, in the case of the first and second situations, we, Rio Tinto plc or Rio Tinto Limited will not have the option to redeem if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
The third situation is where, following a merger or consolidation of Rio Tinto plc or Rio Tinto Limited or a transfer or lease of all of Rio Tinto plc’s or Rio Tinto Limited’s assets, the person formed by such merger, consolidation, transfer or lease is organized under the laws of a jurisdiction other than the United States, the United Kingdom or Australia, or any political subdivisions thereof, and is required to pay additional amounts as described under “— Payment of Additional Amounts”.
We, Rio Tinto plc or Rio Tinto Limited shall deliver to the trustee an Officer’s Certificate to the effect that the circumstances required for redemption exist. (Section 1108 of the Base Indenture).

Payment of Additional Amounts
If the debt securities of any series provide for the payment of additional amounts, all payments of principal, premium (if any) and interest in respect of the debt securities or the guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges or whatever nature imposed, levied or collected by or within a “Relevant Taxing Jurisdiction” unless that withholding or deduction is required by law. A Relevant Taxing Jurisdiction is any jurisdiction under the laws of which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, are or is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax).
The indenture provides that if withholding or deduction is required by law, then we, Rio Tinto plc or Rio Tinto Limited, as the case may be, will pay to the holder of any debt security additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that debt security to such holder who, with respect to any such withholding or deduction, is not resident in the Relevant Taxing Jurisdiction, after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of a Relevant Taxing Jurisdiction, will not be less than the amount that would have been payable on that debt security in the absence of such deduction or withholding. However, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, will not be required to make any payment of additional amounts in respect of taxes imposed as a result of any of the following circumstances:
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If the holder is a U.S. Holder (as defined in “Taxation — U.S. Federal Income Taxation”) and the U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

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The payment of additional amounts is for a tax or charge imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the Relevant Taxing Jurisdiction. These connections include where the holder or related party:

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is or has been a citizen or resident of the jurisdiction;

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is or has been engaged in trade or business in the jurisdiction; or

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has or had a permanent establishment in the jurisdiction.

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The payment of additional amounts is for a tax or charge imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

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The payment of additional amounts is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

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The payment of additional amounts is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

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The payment of additional amounts is for a tax imposed or withheld because the holder or beneficial owner failed to comply with any of our or Rio Tinto’s requests for the following that the statutes, treaties, regulations or administrative practices of the Relevant Taxing Jurisdiction require as a precondition to exemption from all or part of such withholding:

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to provide information about the nationality, residence or identity of the holder or beneficial owner; or

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to make a declaration or satisfy any information requirements.

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In the case of a payment made by Rio Tinto plc under its guarantees or a payment made by Rio Tinto Finance (USA) plc, the payment of additional amounts results from the security being presented for payment, where presentation is required, in the United Kingdom unless presentation could not have been made elsewhere.

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The payment of additional amounts is for any withholding or deduction required to be made with respect to a debt security presented for payment, where presentation is required, by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent.

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The holder of a debt security is our “associate” (as that term is defined in the Australian tax legislation (the “Australian Tax Act”)) and, as a result, the Australian Tax Act requires withholding tax to be paid on the interest or amounts in the nature of interest payable on the debt security.

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A determination is made under the Australian Tax Act that withholding tax is payable because the holder has participated in a scheme to avoid withholding tax provided that neither we nor Rio Tinto participated in the scheme.

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The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

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In the case of a payment on a debt security issued by Rio Tinto Finance (USA) Inc, such withholding or deduction is required:

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for or on account of any tax, duty, assessment or governmental charge that is imposed by reason of (A) the holder’s or beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of Rio Tinto Finance (USA) Inc. entitled to vote within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (B) the holder’s or beneficial owner’s past or present status as a controlled foreign corporation that is related directly or indirectly to Rio Tinto Finance (USA) Inc. through stock ownership within the meaning of Section 864(d)(4) of the Code, (C) the holder’s or beneficial owner’s being or having been a bank (or being or having been so treated) that is treated as receiving amounts paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, or (D) the holder’s or beneficial owner’s failure to fulfil the statement requirements of Section 871(h) or 881(c) of the Code.

Notwithstanding anything to the contrary contained herein, the relevant issuer or, as the case may be, the guarantors shall be entitled to withhold and deduct any amounts required to be deducted or withheld pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”), and the relevant issuer or guarantors shall not be required to pay any additional amounts in respect of FATCA Withholding.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us or Rio Tinto is incorporated. The prospectus supplement relating to the debt securities will describe whether additional amounts are payable with respect to that series of securities and if so, may describe additional circumstances in which we would not be required to pay additional amounts.
Additional amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “— Optional Tax Redemption” and “Taxation”. References to “principal”, “premium” and “interest” in this prospectus shall be deemed to include additional amounts payable with respect thereto.

Restrictive Covenants
Restrictions on Liens
Some of our or Rio Tinto’s property may be subject to a mortgage or other legal mechanism that gives our and Rio Tinto’s lenders preferential rights in that property over other lenders, including the holders of the debt securities, or over our and Rio Tinto’s general creditors if we fail to pay them back. These preferential rights are called liens. We promise that we will not become obligated on any new debt for borrowed money that is secured by a lien on any of our or Rio Tinto’s properties, unless we or Rio Tinto grant an equivalent or higher-ranking lien on the same property to the holders of the debt securities.
Neither we nor Rio Tinto need to comply with this restriction if the amount of all debt that would be secured by liens on our or Rio Tinto’s properties, excluding the debt secured by the liens that are listed below, is less than 10% of Rio Tinto’s consolidated net worth plus minorities. Consolidated net worth plus minorities is defined in the indenture as a measure of the net worth of Rio Tinto that includes amounts attributable to the outside interests in the accounting subsidiaries of Rio Tinto. (Sections 101 and 1007 of the Base Indenture) At the date of this prospectus, a substantial portion of the consolidated assets of Rio Tinto is held by their subsidiaries and thus would not be subject to this restriction on liens.
This restriction on liens applies only to liens for borrowed money. In addition, this restriction on liens also does not apply to debt secured by a number of different types of liens. These types of liens include the following:
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any lien existing on or before the date of the issuance of the applicable series of debt securities;

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any lien arising by operation of law and not as a result of any act or omission on our or Rio Tinto’s part;

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liens arising from any judgment against us or Rio Tinto that does not give rise to an event of default;

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any lien created on property (or the title documents for that property) acquired after the date of the issuance of the applicable series of debt securities for the sole purpose of financing or refinancing or securing the cost of that property so long as the principal moneys secured by the property do not exceed the cost of that acquisition;

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any lien over property (or the title documents for that property) that was in existence at the time we or Rio Tinto acquired the property;

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any lien over assets and/or, where such assets comprise substantially the whole of the assets of their owner, shares or stock in the owner of those assets that secures project finance borrowing to finance the costs of developing, or acquiring and developing, those assets;

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any lien over property, including improvements, which was developed, constructed or improved by us or Rio Tinto, acquired after the date of the issuance of the applicable series of debt securities,

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to secure the payment of all or any part of the cost of development or construction of or improvement on the property, or

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to secure indebtedness incurred by us or Rio Tinto for the purpose of financing all or any part of the cost of development or construction or of improvements on the property, so long as the secured indebtedness does not exceed the higher of the cost or the fair market value of that development, construction or improvement;

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any lien arising solely by operation of law over any credit balance or cash held in an account with a financial institution;

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any lien arising in transactions entered into or established for our or Rio Tinto’s benefit in connection with any of the following:

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the operation of cash management programs;

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other payment netting arrangements;

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derivatives transactions (including swaps, caps, collars, options, futures transactions, forward rate agreements and foreign exchange transactions and any other similar transaction (including any option with respect to any of the foregoing) and any combination of any of the foregoing);

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other normal banking transactions; or

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in the ordinary course of letter of credit transactions;

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any lien securing our or Rio Tinto’s indebtedness for borrowed money incurred in connection with the financing of our or Rio Tinto’s accounts receivable;

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any lien arising in the ordinary course of dealings in base and precious metals, other minerals, petroleum or any other materials;

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any lien incurred or deposits made in the ordinary course of business, including, but not limited to;

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any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or similar lien;

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any lien securing amounts in connection with workers’ compensation unemployment insurance and other types of social security; and

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any easements, right-of-way, restrictions and other similar charges;

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any lien securing all or part of our or Rio Tinto’s interest in any mine or mineral deposit and/or facilities and/or any agreement or instrument relating to a mine or mineral deposit that is in favor of any operator or participant in that mine, mineral deposit or facility if

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the lien serves as security for any sum which may become due to

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an operator in its capacity as operator; or

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to a participant by virtue of any agreement or instrument relating to such mine or mineral deposit and/or facilities; and

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the lien is limited to the relevant mine or mineral deposit and/or facilities;

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any lien upon specific items of our or Rio Tinto’s inventory or other goods, and proceeds inventory or other goods, securing our or Rio Tinto’s obligations relating to bankers’ acceptances, issued or created for our or Rio Tinto’s account to facilitate the purchase, shipment or storage of the inventory or other goods;

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any lien incurred or deposits made securing our or Rio Tinto’s performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of our or Rio Tinto’s business;

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any lien on any of our or Rio Tinto’s property in favor of the Federal Government of the United States or the government of any state thereof, or the government of Australia or the government of any state or territory thereof, the United Kingdom, or the government of any member nation of the European Union, or any instrumentality of any of them, securing our or Rio Tinto’s obligations under any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

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any liens securing taxes or assessments or other applicable governmental charges or levies;

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any liens securing industrial revenue, development or similar bonds issued by us or Rio Tinto, or for our or Rio Tinto’s benefit, provided that the industrial revenue, development or similar bonds are non-recourse to us or Rio Tinto;

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the sale or other transfer of

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any minerals in place, or for the future production of minerals, for a specified period of time or in any amount such that, the purchaser will realize from such sale or transfer a specified amount of money or minerals; or

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any other interest in property that is commonly referred to as a “production payment”;

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any liens in favor of any company in the Rio Tinto Group;

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any liens securing indebtedness for which we or Rio Tinto have paid money or deposited securities in an arrangement to discharge in full any liability relating to that indebtedness; and

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any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to above, so long as

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the amount does not exceed the principal amount of the borrowed money secured by the lien which is to be extended, renewed or replaced; and

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the extension, renewal or replacement lien is limited to all or a part of the same property, including improvements, that secured the lien to be extended, renewed or replaced. (Section 1007 of the Base Indenture)

Under the indenture, the following are not considered liens securing indebtedness and so are not prevented by the restrictions:
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any acquisition of any property or assets by us or Rio Tinto that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale;

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any conveyance or assignment in which we or Rio Tinto convey or assign an interest in any metals or minerals in place or the proceeds from their sale; or

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any lien upon any of our or Rio Tinto’s wholly or partially owned or leased property or assets, to secure the payment of our or Rio Tinto’s proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property.

Restrictions on Sales and Leasebacks
Neither we, Rio Tinto plc nor Rio Tinto Limited will enter into any sale and leaseback transaction involving a property, other than as allowed by this covenant. A sale and leaseback transaction is an arrangement between us or Rio Tinto and a bank, insurance company or other lender or investor where we lease a property that we previously owned for more than 270 days and sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.
The restriction on sales and leasebacks does not apply to any sale and leaseback transaction between any companies of the Rio Tinto Group. It also does not apply to any lease with a term, including renewals, of three years or less. Further, the indenture does not restrict the ability of any subsidiary (other than Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc.) to enter into sale and leaseback transactions. At the date of this prospectus, a substantial portion of our and Rio Tinto’s consolidated assets is held directly by subsidiaries and so would not be subject to the covenant restricting sale and leaseback transactions.
The covenant allows us or Rio Tinto to enter into sale and leaseback transactions in two additional situations. First, we or Rio Tinto may enter sale and leaseback transactions if we could grant a lien on the property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to the holders of the debt securities under the restriction on liens described above.
Second, we or Rio Tinto may enter sales and leaseback transactions if, within one year of the transaction, we or Rio Tinto, as the case may be, invest an amount equal to at least the net proceeds of the sale of the principal property that we or Rio Tinto, as the case may be, lease in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any of our or Rio Tinto’s property or used to retire indebtedness for money that we borrowed, incurred or assumed that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or which may be extended beyond 12 months from that date at our and Rio Tinto’s option. (Section 1008 of the Base Indenture)

Defeasance and Covenant Defeasance
The following discussion of defeasance and discharge will be applicable to a series of debt securities only if the prospectus supplement applicable to the series so states. (Article 13).
Defeasance and Discharge
We, Rio Tinto plc and Rio Tinto Limited can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, Rio Tinto plc or Rio Tinto Limited, in addition to other actions, put in place the following arrangements for you to be repaid:
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We, Rio Tinto plc or Rio Tinto Limited must deposit in trust for the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We, Rio Tinto plc or Rio Tinto Limited must deliver to the trustee a legal opinion of counsel of recognized standing with respect to such matters confirming that either (A) there has been a change in U.S. federal income tax law or (B) we have received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling in each case to the effect that we may make the above deposit without causing beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

However, even if we, Rio Tinto plc or Rio Tinto Limited take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:
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to register the transfer and exchange of debt securities;

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to replace mutilated, destroyed, lost or stolen debt securities;

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to maintain paying agencies; and

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to hold money for payment in trust.

Covenant Defeasance
We, Rio Tinto plc or Rio Tinto Limited can be legally released from compliance with certain covenants, including those described under “— Restrictive Covenants” and any that may be described in the applicable prospectus supplement and including the related Events of Default if we, Rio Tinto plc or Rio Tinto Limited, as the case may be, take all the steps described above under “— Defeasance and Covenant Defeasance — Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in U.S. federal income tax laws or a ruling from the IRS.
Further Issues
We may from time to time, without your consent, create and issue further notes having the same terms and conditions as the notes so that the further issue is consolidated and forms a single series with such notes, provided however that such further notes will not have the same CUSIP, ISIN or other identifying number as the outstanding notes of the relevant series unless the further notes are fungible with the outstanding notes of the relevant series for U.S. federal income tax purposes.
Default and Related Matters
Ranking
The debt securities are not secured by any of our property or assets nor Rio Tinto’s property or assets. Accordingly, holders of debt securities are unsecured creditors of Rio Tinto. The debt securities are not subordinated to any of our or Rio Tinto’s other debt obligations and therefore they rank equally with all our and Rio Tinto’s other unsecured and unsubordinated indebtedness.

Events of Default
Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is An Event of Default? The term event of default means any of the following:
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Neither we, Rio Tinto plc nor Rio Tinto Limited pay the principal or any premium on a debt security and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than three business days. As used here, a business day is a week day on which financial institutions in New York and the applicable place of payment are open for business.

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Neither we, Rio Tinto plc nor Rio Tinto Limited pay interest or any additional amounts on a debt security within 30 days of its due date.

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Neither we, Rio Tinto plc nor Rio Tinto Limited make a deposit of any applicable sinking fund payment within 30 days of its due date, or any applicable longer period of grace.

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We, Rio Tinto plc or Rio Tinto Limited remain in breach of a covenant or any other term of the indenture or series of debt securities for 90 days after we, Rio Tinto plc or Rio Tinto Limited, as the case may be, receive a notice of default stating we, Rio Tinto plc or Rio Tinto Limited are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

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We, Rio Tinto plc or Rio Tinto Limited file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur, unless, in the case of Rio Tinto plc or Rio Tinto Limited, the reorganization is a voluntary winding up carried out in accordance with English or Australian statutory requirements as applicable and which results in a legal entity that is liable under the guarantees, and which owns the assets of Rio Tinto plc or Rio Tinto Limited, respectively.

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Our or Rio Tinto’s other borrowings in principal amount of at least U.S.$50,000,000 are accelerated by reason of a default and steps are taken to obtain repayment of these borrowings.

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We or Rio Tinto fail to make a payment of principal of at least U.S.$50,000,000 or fail to honor any guarantee or indemnity with respect to borrowings of at least U.S.$50,000,000 and steps are taken to enforce either of these obligations.

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Any mortgage, pledge or other charge granted by us or Rio Tinto in relation to any borrowing of at least U.S.$50,000,000 becomes enforceable and steps are taken to enforce the mortgage, pledge or other charge, as the case may be.

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Any other event of default described in the prospectus supplement occurs. (Section 501 of the Base Indenture)

Remedies If an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if we, Rio Tinto plc or Rio Tinto Limited have paid the outstanding amounts, other than amounts due because of the acceleration of maturity, and we, Rio Tinto plc or Rio Tinto Limited have satisfied certain other conditions. (Section 502 of the Base Indenture)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512 of the Base Indenture)

Before bypassing the trustee and bringing a lawsuit or other formal legal action or taking other steps to enforce rights or protect interests relating to the debt securities, the following must occur:
•
The trustee must be given written notice that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•
The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period. (Section 507 of the Base Indenture)

However, such limitations do not apply to a suit instituted for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 508 of the Base Indenture).
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We and Rio Tinto will furnish to the trustee every year a written statement of certain of our and Rio Tinto’s officers certifying that, to their knowledge, we and Rio Tinto are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005 of the Base Indenture)
Regarding The Trustee
If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving default notice or the default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we or Rio Tinto would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT
General
Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking S.A. in Luxembourg (“Clearstream, Luxembourg”) and Euroclear SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.
The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has advised us as follows:
•
DTC is:

•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking corporation” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•
Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•
Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•
The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg
Clearstream, Luxembourg has advised us as follows:
•
Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•
Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•
Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•
Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•
Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear
Euroclear has advised us as follows:
•
Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financiére et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

•
Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•
Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•
Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries

•
Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•
All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems
We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution
The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Debt securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg
We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.
Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream, Luxembourg Participants
We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.
The beneficial interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.
Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION
This section describes the material Australian, U.K. and U.S. federal income tax consequences of acquiring, owning and disposing of debt securities that we may issue.
Australian Taxation
The following is a summary of the principal Australian tax consequences generally applicable to a holder who is a resident of the United States and not a resident of Australia for tax purposes (a “United States holder”) and who holds debt securities issued by Rio Tinto Finance (USA) Limited (the “RTL Debt Securities”), by Rio Tinto Finance (USA) Inc. (the “RTI Debt Securities”) or by Rio Tinto Finance (USA) plc (the “RTP Debt Securities”). This summary reflects the current provisions of the Australian Tax Act.
The following summary is not exhaustive of all possible Australian income tax considerations that could apply to particular holders. These considerations may vary according to your individual circumstances.
The summary below is based upon our understanding of the current law (except as expressly stated). This summary does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action.
Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.
Payments of Principal, Premium and Interest on RTL Debt Securities
Under existing Australian income tax law, United States holders of RTL Debt Securities, other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia (an “Australian Establishment”), are not subject to Australian income tax on payments of principal or interest made to that holder, other than interest withholding tax (currently 10%) on interest (or amounts in the nature of interest) paid on such debt securities (unless the Section 128F exemption described below applies). Subject to the following, where a United States holder makes a gain on disposal of an RTL Debt Security (including any gain on redemption of such security by the issuer), the holder’s gain will not be subject to Australian income tax provided the gain is not sourced in Australia, as described in “— Gains on Disposal” below, and the holder does not hold the security as part of an Australian Establishment. However, Australian tax may be payable to the extent that those conditions do not exist. Also, to the extent that any such gain is treated as interest, as described in “— Gains on Disposal” below, or in the nature of interest, Australian withholding tax may apply.
Pursuant to Section 128F of the Australian Tax Act, an exemption from Australian interest withholding tax (“IWT”) applies provided the following conditions are met:
•
Rio Tinto Finance (USA) Limited is a resident of Australia when it issues the debt securities and when “interest”, as defined in Section 128A(1AB), is paid. Interest is defined to include amounts in the nature of, or in substitution for, interest.

•
The debt securities are issued in a manner that satisfies the “public offer test” of Section 128F under the Australian Tax Act (described below).

•
Rio Tinto Finance (USA) Limited does not know, or have reasonable grounds to suspect, at the time of issue that the debt securities or an interest in them were being, or would later be, acquired, directly or indirectly, by one of its “associates” (as defined in Section 128F(9) of the Australian Tax Act), except as permitted by Section 128F(5) of the Australian Tax Act.

•
At the time of the payment of interest on the debt securities, Rio Tinto Finance (USA) Limited did not know or have reasonable grounds to suspect that the payee is its “associate”, except as permitted by Section 128F(6) of the Australian Tax Act.

An “associate” of Rio Tinto Finance (USA) Limited for the purposes of Section 128F of the Australian Tax Act generally includes (i) a person or entity which holds 50% of the voting shares of, or otherwise controls, Rio Tinto Finance (USA) Limited, (ii) an entity which is a subsidiary of, or otherwise controlled by, Rio Tinto Finance (USA) Limited, (iii) a trustee of a trust where Rio Tinto Finance (USA) Limited is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an “associate” of another person or company which is an “associate” of Rio Tinto Finance (USA) Limited under any of the foregoing.
However, for the purposes of Sections 128F(5) and (6) of the Australian Tax Act (see above), “associate” does not include:
(A)
onshore associates (i.e. Australian resident associates who do not hold the debt securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who hold the debt securities in the course of carrying on business at or through an Australian Establishment); or

(B)
offshore associates (i.e. Australian resident associates that hold the debt securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who do not hold the debt securities in the course of carrying on business through an Australian Establishment) who are acting in the capacity of:

(i)
in the case of Section 128F(5) only, a dealer, manager or underwriter in relation to the placement of the relevant debt securities; or

(ii)
a clearing house, custodian, funds manager, responsible entity of a registered scheme or, in the case of Section 128F(6) only, paying agent.

There are five principal methods of satisfying the public offer test. In summary, the five principal methods are:
•
offers of the relevant debt securities to 10 or more professional financiers, investors or dealers who are not associates of each other;

•
offers of the relevant debt securities to 100 or more potential investors;

•
offers of the relevant debt securities which are listed on a stock exchange;

•
offers of the relevant debt securities via a publicly available financial markets dealing platform; and

•
offers of the relevant debt securities to dealers, managers or underwriters who offer to sell the debt securities within 30 days by one of the preceding methods.

Rio Tinto Finance (USA) Limited intends to offer and sell debt securities in a manner that will satisfy the requirements of Section 128F of the Australian Tax Act.
As set out in more detail in the section entitled “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, if Rio Tinto Finance (USA) Limited should at any time be compelled by law to deduct or withhold an amount in respect of any Australian withholding taxes, it is required, subject to the exceptions described, to pay such additional amounts as may be necessary in order to ensure that the net amounts you receive in respect of the debt securities after such deductions or withholding will equal the respective amounts that would have been receivable had no such deduction or withholding been required.
Payments of Principal and Interest on RTP Debt Securities
Under existing Australian income tax law, United States holders of RTP Debt Securities will not be subject to Australian income tax on payments of principal or interest on RTP Debt Securities provided such payments are not sourced in Australia, as is expected to be the case, and the holder does not hold the security as part of an Australian Establishment. Further, payments of interest on such securities will not be subject to Australian IWT provided (as is expected) that Rio Tinto Finance (USA) plc does not carry on business in Australia through an Australian Establishment.

Payments of Principal and Interest on RTI Debt Securities
Similar to the above, under existing Australian income tax law, United States holders of RTI Debt Securities will not be subject to Australian income tax on payments of principal or interest on RTI Debt Securities provided such payments are not sourced in Australia, as is expected to be the case, and the holder does not hold the security as part of an Australian Establishment. Further, payments of interest on such securities will not be subject to Australian IWT provided (as is expected) that Rio Tinto Finance (USA) Inc. does not carry on business in Australia through an Australian Establishment.
Payments under the Guarantee
IWT at the rate of 10% may be payable on payments of interest, or interest paid on an overdue amount, by Rio Tinto Limited pursuant to its guarantee of RTL Debt Securities, RTP Debt Securities or RTI Debt Securities to United States holders (other than those holding the debt securities in the course of carrying on a business at or through an Australian Establishment).
Whether payments under the guarantee would be interest for withholding tax purposes is not clear. The Australian Taxation Office’s ruling, as reflected in Taxation Determination TD 1999/26, is that such payments under a guarantee would be interest for withholding tax purposes. However, that Determination also states that guarantee payments would be treated as exempt from withholding tax under Section 128F if the requirements of that section are satisfied. Therefore, if the requirements of Section 128F as described above are satisfied in relation to the debt securities, interest withholding tax should not be payable in relation to the guarantee payments.
IWT will not be payable on payments by Rio Tinto plc pursuant to its guarantee of RTP Debt Securities, RTL Debt Securities or RTI Debt Securities to United States holders provided Rio Tinto plc does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case).
Gains on Disposal
Under existing Australian law, United States holders of RTL Debt Securities, RTP Debt Securities or RTI Debt Securities will not be subject to Australian income tax on gains arising from a disposal of debt securities (including a disposal by way of redemption) provided that the gains do not have an Australian source.
The source of any gain on disposal of debt securities will depend on the factual circumstances of the disposal. Where the disposal occurs by way of a sale to a third party, then provided the debt securities are acquired and sold pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have Australian Establishments, a gain will not be regarded as having an Australian source. Where disposal occurs by way of redemption by the issuer then, in the absence of special circumstances, a gain on redemption will not be regarded as having an Australian source.
There are specific rules (Section 128AA of the Australian Tax Act) that can apply to treat a portion of the sale price of debt securities as interest for withholding tax purposes. These rules apply when certain debt securities originally issued at a discount or with maturity premium, generally speaking, or which do not pay interest at least annually are sold to:
•
an Australian resident that does not acquire the debt securities in the course of carrying on a trade or business through a permanent establishment outside Australia; or

•
a non-resident of Australia who acquires the debt securities as part of an Australian Establishment.

However, section 128AA should not apply to the RTP Debt Securities provided Rio Tinto Finance (USA) plc does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case). Likewise, section 128AA should not apply to the RTI Debt Securities provided Rio Tinto Finance (USA) Inc. does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case). Further, in relation to the RTL Debt Securities, if the issue of those securities satisfies the public offer test, such portions of deemed interest will be covered by the exemption from Australian interest withholding tax contained in Section 128F of the Australian Tax Act.
Other Taxes
No ad valorem stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the debt securities. Furthermore, a transfer of or agreement to transfer debt securities, executed outside of Australia, will not be subject to Australian stamp duty.
The Commissioner of Taxation of the Commonwealth of Australia may give a direction under Section 255 of the Australian Tax Act or Section 260-5 of the Taxation Administration Act 1953 (“TAA”) requiring the issuer of debt securities to deduct from any payment to any other party (including any holder of debt securities) any amount in respect of income tax payable by that other party in respect of the other party’s other Australian sourced income or sales.
Section 12-140 of the TAA will impose a type of withholding tax at the rate of 47% on the payment of interest on certain securities unless the relevant investor has quoted a tax file number, in certain circumstances an Australian Business Number (“ABN”) or proof of some other exception. In relation to the RTL Debt Securities, assuming that the debt securities will at all material times be in registered form and the requirements of Section 128F of the Australian Tax Act are satisfied with respect to the debt securities, these rules should not apply to payments to a holder of debt securities who is not a resident of Australia for tax purposes and not holding the debt securities in the course of carrying on business at or through an Australian Establishment. Withholdings may be made from payments to holders of debt securities who are residents of Australia or non-residents who carry on business at or through an Australian Establishment but who do not quote a tax file number, ABN or provide proof of an appropriate exemption.
Section 12-190 of the TAA imposes another type of withholding obligation such that if Rio Tinto Finance (USA) Limited makes a payment to a holder of an RTL Debt Security for a supply the holder of the debt security has made to Rio Tinto Finance (USA) Limited in the course or furtherance of an enterprise carried on in Australia by that holder, Rio Tinto Finance (USA) Limited must withhold amounts from that payment at the prescribed rate (currently 47%) unless that holder has quoted their ABN or another exception applies. There is some uncertainty as to the precise operation of these rules. However, these rules will not apply to payments of principal and interest to holders of RTL Debt Securities where a tax file number, ABN or proof that a relevant exemption is applicable has been provided (in accordance with the above paragraph), or a deduction has been made by us for a failure to provide such information. Although the position is not free from doubt, on the basis that all holders of RTL Debt Securities will fall within Section 12-140 (discussed above), the withholding requirements in Section 12-190 of the TAA should have no residual operation. Section 12-190 will not apply to RTP Debt Securities provided Rio Tinto Finance (USA) plc does not carry on business in Australia or through an Australian Establishment (which is not presently expected to be the case). Likewise, Section 12-190 will not apply to RTI Debt Securities provided Rio Tinto Finance (USA) Inc. does not carry on business in Australia or through an Australian Establishment (which is not presently expected to be the case).
No debt securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision therein having the power to tax, if held at the time of death.
Neither the issue of the debt securities nor the payment of principal, premium (if any) and interest by us in respect of the debt securities would give rise to a liability to a goods and services tax in Australia.

United Kingdom Taxation
The comments below are of a general nature, are based on current United Kingdom tax law, as applied in England and Wales and published practice of the United Kingdom HM Revenue & Customs (“HMRC”) and are not intended to be exhaustive. They assume that there will be no substitution of any of the Issuers and do not address the consequences of any such substitution (notwithstanding that such substitution may be permitted by the terms and conditions of the debt securities (as defined below)). They do not necessarily apply where the income is deemed for tax purposes to be the income of any person other than the holder of the debt securities. They relate only to the position of persons who are resident outside of the United Kingdom for tax purposes (and not resident in the United Kingdom for United Kingdom tax purposes) and who are the absolute beneficial owners of their debt securities. The comments do not address the tax treatment of individuals who were resident in the United Kingdom for United Kingdom tax purposes at the time that they acquired their debt securities. Further, the comments may not apply to certain classes of persons such as dealers or certain professional investors. For the avoidance of doubt, references to “debt securities” in the comments of this United Kingdom Taxation section are to the RTL Debt Securities, the RTP Debt Securities and the RTI Debt Securities.
Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.
Interest Payments
References to “interest” in this section mean interest as understood in United Kingdom tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are, or may fall to be, redeemed at a premium as opposed to being issued at a discount, then any such premium may constitute interest for United Kingdom tax purposes and so be treated in the manner described below.
(a) Payments (i) of interest in respect of the RTL Debt Securities, (ii) of interest in respect of the RTI Debt Securities and (iii) by Rio Tinto Limited under the guarantee in respect of interest on the RTL Debt Securities and RTI Debt Securities
Payments of interest on the RTL Debt Securities and the RTI Debt Securities and payments by Rio Tinto Limited under the guarantee in respect of interest on the RTL Debt Securities and the RTI Debt Securities will not be subject to withholding or deduction for or on account of United Kingdom taxation on the basis that, and so long as, such payments are not treated as payments of interest arising in the United Kingdom or otherwise as having a United Kingdom source for the purposes of section 874 of the United Kingdom Income Tax Act 2007. It is currently expected that the circumstances will be such that interest paid by Rio Tinto Finance (USA) Limited on the RTL Debt Securities, interest paid by Rio Tinto Finance (USA) Inc. on the RTI Debt Securities and payments by Rio Tinto Limited under the guarantee in respect of interest on the RTL Debt Securities and RTI Debt Securities would not have a United Kingdom source.
(b) Payments (i) of interest in respect of the RTP Debt Securities (ii) by Rio Tinto plc and Rio Tinto Limited under the guarantee in respect of the interest on the RTP Debt Securities and (iii) by Rio Tinto plc under the guarantee in respect of the interest on the RTL Debt securities and the RTI Debt Securities
Payments of interest by Rio Tinto Finance (USA) plc on the RTP Debt Securities will not be subject to withholding or deduction for or on account of United Kingdom taxation if and so long as the RTP Debt Securities are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the United Kingdom Income Tax Act 2007 (the “Quoted Eurobond Exemption”). The London Stock Exchange is a “recognized stock exchange” for these purposes. Debt securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. The New York Stock Exchange will also be a “recognized stock exchange” for these purposes provided that it is registered with the Securities and Exchange Commission of the United States as a national securities exchange. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

If the RTP Debt Securities are not (or cease to be) listed, interest will generally be paid by Rio Tinto Finance (USA) plc under deduction of United Kingdom income tax at the basic rate (currently 20%) subject to such relief as may be available under the provisions of any applicable double tax treaty or any other relief that may apply.
It is not entirely clear whether payments by Rio Tinto plc and Rio Tinto Limited under the guarantee in respect of interest on the debt securities are eligible for the Quoted Eurobond Exemption and, therefore, it is possible that such payments may be subject to withholding or deduction for or on account of United Kingdom tax at the basic rate (currently 20%) subject to such relief as may be available under the provisions of any applicable double tax treaty or any other relief that may apply.
Certain holders of debt securities who are U.S. residents may be entitled to receive payments free of deductions for or on account of United Kingdom tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction from HMRC to that effect.
However, such a direction will, in either case, only be issued on prior application to HMRC by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of debt securities resident in a jurisdiction outside of the United Kingdom who is entitled to relief may subsequently claim the amount withheld from HMRC.
Payments by Rio Tinto Finance (USA) plc in respect of interest on the RTP Debt Securities, and payments by Rio Tinto plc under the guarantee in respect of interest on the debt securities will have a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Payments by Rio Tinto Limited under the guarantee in respect of interest of the RTP Debt Securities may have a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to United Kingdom tax in the hands of holders of the debt securities who are not resident in the United Kingdom, except where:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a United Kingdom permanent establishment; or

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency,

in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom permanent establishment or branch or agency.
In the event that payments by Rio Tinto Finance (USA) plc in respect of interest on the RTP Debt Securities, payments by Rio Tinto plc under the guarantee in respect of interest on the debt securities or payments by Rio Tinto Limited under the guarantee in respect of interest on the RTP Debt Securities are subject to withholding or deduction for or on account of United Kingdom taxation then the provisions referred to in “Description of Guaranteed Debt Securities — Payment of Additional Amounts” should apply, subject to certain exceptions set out therein, so that the net amount received by the holders after such reduction will not be less than the amount the holders would have received in the absence of such withholding or deduction.
Holders of the debt securities should note that the provisions relating to additional amounts referred to in “Description of Guaranteed Debt Securities — Payment of Additional Amounts” would not apply if HMRC sought to assess directly the person entitled to the relevant interest to United Kingdom tax. However, exemption from, or reduction of, such United Kingdom tax liability might be available under an applicable double taxation treaty.

Optional Tax Redemption
In the earlier section entitled “Description of Guaranteed Debt Securities — Optional Tax Redemption” we set out certain situations in which we may redeem debt securities.
Disposal (including Redemption)
Generally, a holder of debt securities who is not resident in the United Kingdom for tax purposes will not be liable for United Kingdom taxation in respect of a disposal of a debt security, or in respect of any gain accrued in respect of a debt security or any change in the value of a debt security.
This may not, however, be the case if:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a United Kingdom permanent establishment;

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency; or

(iii)
in the case of individuals, the holder ceases to be resident in the United Kingdom for a period of five years or less,

in connection with which the interest is received or to which the debt securities are attributable.
Inheritance Tax
A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable for United Kingdom inheritance tax in respect of his holding of debt securities. However, there may be a liability for United Kingdom inheritance tax for such an individual if a register of debt securities is maintained in the United Kingdom or if the individual is deemed to be domiciled in the United Kingdom under certain rules related to previous long residence. In that case, exemption from any United Kingdom inheritance tax liability may be available for holders of debt securities who are domiciled in the United States under the U.S.-United Kingdom double tax convention relating to estate and gift taxes.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No United Kingdom stamp duty or SDRT is payable on the issue of the debt securities into a clearing system.
U.S. Federal Income Taxation
The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities by U.S. Holders (as defined below) and, in the case of the RTI Debt Securities, non-U.S. Holders (as defined below). This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued under this prospectus, and the relevant prospectus supplement may contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to a particular issue of debt securities as appropriate. This summary deals only with purchasers of debt securities that will hold the debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as certain financial institutions, insurance companies, individual retirement accounts and other tax-deferred accounts, persons subject to special rules for the taxable year of inclusion for accrual-basis taxpayers under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, U.S. citizens or lawful permanent residents living abroad or U.S. Holders whose functional currency is not the U.S. dollar) or U.S. Holders whose debt securities are held in connection with a trade or business conducted outside the United States. Moreover, the summary deals only with debt securities with a term of 30 years or less. The U.S. federal income tax consequences of owning debt securities with a longer term will be discussed in the applicable prospectus supplement.

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.
As used herein, the term “Non-U.S. Holder” means a beneficial owner of a debt security that is not a U.S. Holder, and is not a partnership for U.S. federal income tax purposes. Additionally, the term “Non-U.S. Holder” does not include an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes; or a holder for whom income or gain in respect of the debt securities is effectively connected with the conduct of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment that the holder maintains). Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the debt securities.
The U.S. federal income tax treatment of a partner in an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes that holds debt securities will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisor concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of debt securities by the partnership.
This summary is based on the tax laws of the United States including the Code, its legislative history, existing and proposed regulations thereunder and published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.
THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE DEBT SECURITIES, THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.
U.S. Holders of the RTL Debt Securities, the RTP Debt Securities or the RTI Debt Securities
Payments of Interest
Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Debt Security” that is not “qualified stated interest” (each as defined below under “— Original Issue Discount — General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes, reduced by the allocable amount of amortizable bond premium, subject to the discussion below. For this purpose, interest includes any taxes withheld from interest payments received by a U.S. Holder and any additional amounts payable under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”. Interest paid by Rio Tinto Finance (USA) Limited or Rio Tinto Finance (USA) plc (each, a “Non-U.S. issuer”), or by Rio Tinto under a guarantee, on a debt security issued by a Non-U.S. issuer (a “Non-U.S. debt security”) and original issue discount (“OID”), if any, accrued with respect to the Non-U.S. debt securities (as described below under “— Original Issue Discount”) generally will constitute income from sources outside the United States. Interest paid by Rio Tinto Finance (USA) Inc. (the “U.S. issuer”), or by Rio Tinto under a guarantee, on a debt security issued by the U.S. issuer (a “U.S. debt security”) and OID, if any, accrued with respect to the U.S. debt securities (as described below under “— Original Issue Discount”) generally will constitute income from sources inside the United States. The rules governing foreign tax credits are complex and recently issued final U.S. Treasury Regulation have imposed additional requirements that must be met for a foreign tax to be creditable, and the issuers do not intend to determine whether such requirements will be satisfied in case any non-U.S. taxes are withheld. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities in their particular circumstances.

Original Issue Discount
General
The following is a summary of the principal U.S. federal income tax consequences of the ownership of debt securities issued with OID. The following summary does not discuss debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event we issue contingent payment debt instruments the applicable prospectus supplement will describe the U.S. federal income tax consequences thereof.
A debt security, other than a debt security with a term of one year or less taking into account the last possible date on which the debt security could be outstanding in accordance with its terms (a “Short-Term Debt Security”), will be treated as issued with OID (a “Discount Debt Security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is equal to or more than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Debt Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or more than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment generally is any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “— Variable Interest Rate Debt Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, we will be deemed to exercise any unconditional call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any unconditional put option that has the effect of increasing the yield on the debt security. If the option is not in fact exercised, the debt security would be treated solely for purposes of calculating OID as if it were redeemed and a new debt security were issued on the date of the change in circumstances for an amount equal to the “adjusted issue price” (as defined below) of the debt security.
U.S. Holders of Discount Debt Securities generally must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Debt Securities. The amount of OID includible in income by a U.S. Holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Debt Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Discount Debt Security may be of any length selected by the U.S. Holder and may vary in length over the term of the Discount Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Discount Debt Security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security’s adjusted issue price at the beginning of the accrual period and the Discount Debt Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Discount Debt Security allocable to the accrual period. The “adjusted issue price” of a Discount Debt Security at the beginning of any accrual period is the issue price of the Discount Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Discount Debt Security that were not qualified stated interest payments. The “yield to maturity” of a security is the discount rate that causes the present value of all payments on the security as of its original issue date to equal the issue price of such security.

Acquisition Premium
A U.S. Holder that purchases a Discount Debt Security for an amount less than or equal to the sum of all amounts payable on the Discount Debt Security after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the Discount Debt Security immediately after its purchase over the Discount Debt Security’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Discount Debt Security after the purchase date, other than payments of qualified stated interest, over the Discount Debt Security’s adjusted issue price.
Short-Term Debt Securities
In general, an individual or other cash basis U.S. Holder of a Short-Term Debt Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but will be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Debt Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Debt Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.
For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Debt Security are included in the Short-Term Debt Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Debt Security as if the Short-Term Debt Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Debt Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service (“IRS”).
Market Discount
A debt security, other than a Short-Term Debt Security, generally will be treated as purchased at a market discount (a “Market Discount Debt Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Debt Security, the debt security’s “revised issue price”, exceeds the amount for which the U.S. Holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of remaining complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, possibly multiplied by the debt security’s weighted average maturity). If this excess is not sufficient to cause the debt security to be a Market Discount Debt Security, then the excess constitutes “de minimis market discount”. For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments.
Any gain recognized on the sale or retirement of a Market Discount Debt Security (including any payment on a Market Discount Debt Security that is not qualified stated interest) generally will be treated as ordinary income to the extent of the accrued market discount on the Market Discount Debt Security. Alternatively, a U.S. Holder of a Market Discount Debt Security may avoid such treatment by electing to include market discount in income currently over the life of the Market Discount Debt Security. This election will apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election is made. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Debt Security that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Debt Security. Such interest is deductible when paid or incurred to the extent of income from the debt security for the year. If the interest expense exceeds such income, such excess is currently deductible only to the extent that such excess exceeds the portion of the market discount allocable to the days during the taxable year on which such debt security was held by the U.S. Holder.

Market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Market Discount Debt Security with respect to which it is made and is irrevocable.
Variable Interest Rate Debt Securities
Debt securities that provide for interest at variable rates (“Variable Interest Rate Debt Securities”) generally will either bear interest at a “qualified floating rate”, or they will bear interest at an “objective rate” and thus may be treated as “variable rate debt instruments” under Treasury regulations governing accrual of OID. A Variable Interest Rate Debt Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Interest Rate Debt Security by more than a specified de minimis amount, (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate”, or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).
A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Debt Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Debt Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Debt Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is either fixed throughout the term of the Variable Interest Rate Debt Security or is not reasonably expected as of the issue date to cause the yield on the Variable Interest Rate Debt Security to significantly deviate from the expected yield determined without the cap or floor.
An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within our control (or the control of a related party) or that is unique to our circumstances (or the circumstances of a related party), such as dividends, profits or the value of Rio Tinto ordinary shares or the shares of the relevant issuer (although a rate does not fail to be an objective rate merely because it is based on the credit quality of Rio Tinto or the relevant issuer). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Debt Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Debt Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Debt Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.
If a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Debt Security which is unconditionally payable in cash or property (other than our debt instruments) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” generally will not be treated as having been issued with OID unless the Variable Interest Rate Debt Security is issued at a “true” discount (i.e., at a price below the Variable Interest Rate Debt Security’s stated principal amount) at least equal to the de minimis amount described in “Original Issue Discount — General” above. OID on a Variable Interest Rate Debt Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security.
In general, any other Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Debt Security. Such a Variable Interest Rate Debt Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security. In the case of a Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate (other than an initial fixed rate described above) in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Debt Security as of the Variable Interest Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.
Once the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Debt Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Debt Security during the accrual period.
If a Variable Interest Rate Debt Security does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Debt Security will generally be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Debt Securities that are treated as contingent payment debt obligations will be more fully described in the applicable prospectus supplement.

Election to Treat All Interest as Original Issue Discount
A U.S. Holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “— Original Issue Discount — General”, with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Debt Securities Purchased at a Premium”) or acquisition premium. This election generally will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant-yield method to all interest on a debt security is made with respect to a Market Discount Debt Security, the electing U.S. Holder will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments with market discount held or thereafter acquired by the U.S. Holder. U.S. Holders should consult their tax advisors concerning the propriety and consequences of this election.
Debt Securities Purchased at a Premium
A U.S. Holder that purchases a debt security for an amount in excess of its principal amount, or for a Discount Debt Security, its stated redemption price at maturity, may elect to treat the excess as “amortizable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year. Any election to amortize bond premium will apply to all bonds (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a market loss when the debt security matures. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”. Special rules may limit the amount of bond premium that can be amortized during certain accrual periods in the case of debt securities that are subject to optional redemption.
Substitution of Issuer
The terms of the debt securities provide that, in certain circumstances, the obligations of the issuer under the debt securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities by a U.S. Holder in exchange for new debt securities issued by the new obligor. As a result of this deemed disposition, a U.S. Holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes), and the U.S. Holder’s tax basis in the debt securities. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax consequences to them of a change in obligor with respect to the debt securities.
Purchase, Sale and Retirement of Debt Securities
A U.S. Holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder’s adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the debt security. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. Except to the extent described above under “— Original Issue Discount — Market Discount” or “— Original Issue Discount — Short Term Debt Securities” or attributable to changes in exchange rates (as discussed below), gain or loss recognized on the sale or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in the debt securities exceeds one year. The deductibility of capital losses is subject to limitations.

Gain or loss realized by a U.S. Holder on the sale or retirement of a debt security generally will be U.S. source. As a result of recent changes to the foreign tax credit rules, non-U.S. taxes (if any) imposed on the sale or retirement of a debt security by a U.S. Holder are generally unlikely to be treated as creditable taxes for the U.S. Holder, though this may depend on the U.S. Holder’s particular circumstances, including whether the U.S. Holder may claim benefits under an applicable income tax treaty. Non-U.S. taxes on disposition gains that are not creditable may possibly reduce the amount realized on the disposition of a debt security or alternatively may be deductible. The application of these rules is very complex, and prospective purchasers should consult their tax advisors regarding the U.S. federal income tax consequences if any non-U.S. taxes are imposed on disposition gains, including their ability to credit or deduct any non-U.S. tax against their U.S. federal income tax liability in their particular circumstances.
Foreign Currency Debt Securities
Interest
If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.
An accrual basis U.S. Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year).
Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.
Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, the accrual basis U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.
OID
OID for each accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the Discount Debt Security or a sale or disposition of the Discount Debt Security), a U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market Discount
Market discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the sale or retirement of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.
Bond Premium
Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the amount offset multiplied by the difference between the spot rate in effect on the date of the offset and the spot rate in effect on the date the debt securities were acquired by the U.S. Holder. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a market loss when the debt security matures.
Sale or Retirement
As discussed above under “— Purchase, Sale and Retirement of Debt Securities”, a U.S. Holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and its adjusted tax basis in the debt security, in each case as determined in U.S. dollars. U.S. Holders should consult their own tax advisors about how to translate to U.S. dollars their tax basis and proceeds received on the sale or retirement of debt securities that are not paid in U.S. dollars (including special rules that may apply if the debt securities are traded on an established securities market). A U.S. Holder will recognize U.S. source exchange rate gain or loss (taxable as ordinary income or loss) on the sale or retirement of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the debt security (as adjusted for amortized bond premium, if any) (i) on the date of sale or retirement and (ii) the date on which the U.S. Holder acquired the debt security. Any such exchange rate gain or loss (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. Disposition of Foreign Currency
Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.
Backup Withholding and Information Reporting
In general, payments of interest and accruals of OID on, and the proceeds of a sale, redemption or other disposition of, a debt security, by a U.S. paying agent or other U.S. or U.S.-related intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments, including payments attributable to OID, if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or otherwise fails to comply with applicable certification requirements. Certain U.S. Holders are not subject to backup withholding. U.S. Holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of debt securities, including (i) any reporting requirements under the “reportable transactions” rules with respect to debt securities that are denominated in a foreign currency or that any payment on which is determined by reference to a foreign currency, and (ii) (with respect to Non-U.S. debt securities) requirements related to the holding of certain “specified foreign financial assets”.

Non-U.S. Holders of U.S. Debt Securities
Payments on the U.S. debt securities
Subject to the discussion below under “— Information Reporting and Backup Withholding” and the discussion under “— FATCA”, payments of principal and interest (including OID, if any) on the U.S. debt securities to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest, the Non-U.S. Holder: (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the U.S. issuer entitled to vote; (ii) is not a controlled foreign corporation related, directly or indirectly, to the U.S. issuer through stock ownership; (iii) is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (iv) certifies on a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) under penalties of perjury, that it is not a United States person. Payments of interest (including OID, if any) on the U.S. debt securities that do not qualify for the exception to U.S. federal income and withholding tax discussed above and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding and the Non-U.S. Holder complies with applicable certification requirements.
Sale or Other Taxable Disposition of the U.S. debt securities
Subject to the discussion below under “— Information Reporting and Backup Withholding” and the discussion under “— FATCA”, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of U.S. debt securities, although any amounts attributable to accrued interest will be taxed as described above under “Payments on the U.S. debt securities”.
Information Reporting and Backup Withholding.
Information returns are required to be filed with the IRS in connection with payments of interest on the U.S. debt securities to Non-U.S. Holders. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a U.S. debt security. A Non-U.S. Holder may be subject to backup withholding on payments on the U.S. debt security or on the proceeds from a sale or other disposition of the U.S. debt securities unless it complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption from backup withholding. The certification procedures required to claim the exemption from withholding tax on interest, described above, will avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes, and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Pursuant to certain provisions of the Code, commonly known as FATCA, a 30% withholding tax is imposed on (i) certain U.S. source payments and (ii) certain non-U.S. source payments (“foreign passthru payments”) made by “foreign financial institutions”, in each case to persons that fail to meet certain certification, reporting, or related requirements. Interest paid on the U.S. debt securities generally will be subject to withholding under FATCA if a holder fails to provide certification of exemption from FATCA withholding. Proposed regulations have been issued that would eliminate FATCA withholding on payments of gross proceeds from the disposition of assets that can produce U.S. source interest, such as the U.S. debt securities. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.
A number of jurisdictions (including Australia and the United Kingdom) have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. Certain aspects of the application of the FATCA provisions and IGAs to instruments such as the debt securities, including whether withholding would ever be required pursuant to FATCA or an IGA with respect to payments on instruments such as the debt securities, are uncertain and may be subject to change.

Even if withholding would be required pursuant to FATCA or an IGA with respect to foreign passthru payments on instruments such as the Non-U.S. debt securities, proposed regulations have been issued that provide that such withholding would not apply prior to the date that is two years after the date on which final regulations defining “foreign passthru payments” are published in the U.S. Federal Register. In the preamble to the proposed regulations, the U.S. Treasury Department indicated that taxpayers may rely on these proposed regulations until the issuance of final regulations. Additionally, Non-U.S. debt securities that are characterized as debt (or which are not otherwise characterized as equity and have a fixed term) for U.S. federal tax purposes, that are issued on or prior to the date that is six months after the date on which final regulations defining “foreign passthru payments” are filed with the U.S. Federal Register generally would be “grandfathered” for purposes of FATCA withholding unless materially modified after such date (including by reason of a substitution of the issuer). Holders should consult their own tax advisors regarding how these rules may apply to their investment in the debt securities. In the event any withholding would be required pursuant to FATCA or an IGA with respect to payments on the debt securities, no person will be required to pay additional amounts as a result of the withholding.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell securities under the registration statement for their own account.
The prospectus supplement relating to any offering will identify or describe:
•
any underwriter, dealers or agents;

•
their compensation;

•
the net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed.

Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of securities during the term of their appointment to sell securities on a continuing basis.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Underwriters
If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We may also sell securities directly without using agents, underwriters or dealers.
Securities Act of 1933; Indemnification
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities.
Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Stabilization
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would be otherwise. These transactions, if commenced, may be continued by the persons participating in the offering at any time.
Market Making
In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

LEGAL MATTERS
The validity of the debt securities and the guarantees and certain other legal matters governed by English, U.S. federal and New York law will be passed upon for us by Linklaters LLP or any other law firm named in the applicable prospectus supplement. The validity of the debt securities and the guarantees will be passed upon for us by Allens or any other law firm named in the applicable prospectus supplement as to certain matters of Australian law. The validity of the debt securities and the guarantees and certain other legal matters governed by U.S. federal and New York law will be passed upon for any underwriters or agents by Allen & Overy LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.
EXPERTS
The consolidated financial statements of Rio Tinto Group (comprising Rio Tinto plc and Rio Tinto Limited, together with their subsidiaries) as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP and KPMG, independent registered public accounting firms, incorporated by reference herein, and upon the authority of the said firms as experts in accounting and auditing.

RIO TINTO FINANCE (USA) PLC
Rio Tinto Finance (USA) plc
U.S.$         % Notes due 20
U.S.$         % Notes due 20
U.S.$         % Notes due 20
U.S.$         % Notes due 20
U.S.$         % Notes due 20
U.S.$         % Notes due 20
U.S.$         % Notes due 20
U.S.$        Floating Rate Notes due 20
Fully and unconditionally guaranteed by
Rio Tinto plc
and
Rio Tinto Limited

PROSPECTUS SUPPLEMENT
         , 2025

Joint Book-running Managers
BNP PARIBAS	BofA Securities	Citigroup	J.P. Morgan
Mizuho		RBC Capital Markets
Joint Bookrunners
ANZ	Bank of China	China Construction Bank	CIBC Capital Markets
Credit Agricole CIB	Deutsche Bank Securities	HSBC	ICBC Standard Bank
Santander	SOCIETE GENERALE	SMBC Nikko	TD Securities
Co-Managers